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Exhibit 10.14

OFFICE SPACE LEASE

for

SUITE #300, MILLENNIUM III

MILLENNIUM CORPORATE CENTER

by and between

WASHINGTON STREET ASSOCIATES II, L.P.

(as Landlord)

and

CARDIONET, INC.

(as Tenant)

Date: May 30, 2003

TABLE OF CONTENTS

		Page
1.	Definitions	2
2.	Premises	2
3.	Completion of Premises	2
4.	Commencement Date	2
5.	Use of Premises	3
6.	Fixed Basic Rent	3
7.	Real Estate Taxes and Operating Expenses	3
8.	Intentionally Omitted	10
9.	Late Charge	10
10.	Insurance	11
11.	Repairs and Maintenance	13
12.	Utilities and Services	13
13.	Governmental Regulations	15
14.	Signs	15
15.	Alterations, Additions and Fixtures	15
16.	Mechanic's Liens	17
17.	Landlord's Right of Entry	17
18.	Damage by Fire or Other Casualty	17
19.	Non-Abatement of Rent	18
20.	Indemnification	18
21.	Condemnation	19
22.	Quiet Enjoyment	20
23.	Rules and Regulations	20
24.	Assignment and Sublease	20
25.	Subordination	23
26.	Curing Tenant's Defaults	23
27.	Surrender	23
28.	Defaults-Remedies	24
29.	Condition of Premises	27
30.	Hazardous Substances	27
31.	Recording	28
32.	Brokers' Commission	28
33.	Notices	28
34.	No Option	29
35.	Inability to Perform	29
36.	Survival	29
37.	Corporate Tenants	30
38.	Tenant Representations and Warranties	30
39.	Waiver of Invalidity of Lease	30
40.	Security Deposit	30
41.	Estoppel Certificate	30
42.	Rights Reserved by Landlord	30
43.	Miscellaneous	31
44.	Additional Definitions	33
45.	Communication Equipment	33
RIDER B		1
Tenant's Right of First Offer		1

i

        THIS LEASE (the "Lease") is made the            day of May, 2003 between Washington Street Associates II, L.P. (herein referred to as "Landlord") whose address is 700 South Henderson Road, Suite 225, King of Prussia, PA 19406 and CardioNet, Inc., a California corporation with its principal office at 510 Market Street, San Diego, CA 92101, (herein referred to as "Tenant").

PREAMBLE
BASIC LEASE PROVISIONS AND DEFINITIONS

        In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

        A. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Tenant to Landlord or to third parties pursuant to the provisions of the Lease.

        B. BROKER(S) shall mean Binswanger Company.

        C. BUILDING shall mean the building known as Millennium III of the Millennium Corporate Center (the "Project") located on the Property containing 70,811 rentable square feet of space as set forth on Exhibit C. The Building is also identified as Unit B pursuant to that certain Declaration of Condominium of Millennium, A Condominium dated October 18, 2000 and recorded October 20, 2000 in the Montgomery County Recorder of Deeds at Deed Book 335 page 2384 et seq. (the "Declaration").

        D. BUILDING HOLIDAYS shall be those holidays listed on Exhibit E.

        E. EXHIBITS shall be the following, attached to this Lease and incorporated in this Lease and made a part of this Lease:

Exhibit A	Premises
Exhibit B	Legal Description of Property
Exhibit C	Building Measurement
Exhibit D	Work Letter
Exhibit E	Building Holidays
Exhibit F	Janitorial Specifications
Exhibit G	Rules and Regulations
Exhibit H	Confirmation of Lease Term

        F. FIXED BASIC RENT shall be calculated and payable as follows:

Months of Term	Rentable Sq. Ft.	Rate Per Rentable Sq. Foot	Yearly Rate	Monthly Installment
1-18	16,875	$5.50	$92,812.50	$7,734.38
19-24	16,875	$28.50	$480,937.50	$40,078.13
25-36	16,875	$29.07	$490,556.25	$40,879.69
37-48	16,875	$29.65	$500,343.75	$41,695.31
49-60	16,875	$30.24	$510,300.00	$42,525.00
61-72	16,875	$30.84	$520,425.00	$43,368.75
73-84	16,875	$31.46	$530,887.50	$44,240.63

        G. OPERATING EXPENSES STOP shall be the sum of Five and 50/100 Dollars ($5.50) per rentable square foot of the Premises.

        H. PERMITTED USE shall be general office use and the following uses: patient monitoring, receipt and distribution of finished goods, inventory and related supplies, refurbishment of medical devices, patient training and/or clinical trial and such other lawful uses not expressly prohibited hereunder, subject to all applicable laws and all rules and regulations of the Building and insurers of the Building.

        I. PREMISES shall be approximately sixteen thousand eight hundred and seventy five (16,875) rentable square feet on the third (3rd) level of the Building as set forth on Exhibit A such measurement to be subject to final confirmation and adjustment by Landlord's architect after receipt and approval of final plans for the Premises.

        J. PROPERTY shall mean the buildings (including the Building) in the Project and the lot, tract or parcel of land on which the buildings are situated and all improvements thereto as more particularly described on Exhibit B attached hereto which is subject to the Declaration.

        K. SECURITY DEPOSIT shall be the sum of $142,500.00 which shall be held in accordance with Section 41 of the Lease.

        L. TARGET DATE shall be seventy (70) days following the date a building permit is issued to construct the Premises Work.

        M. TENANT'S OPERATING EXPENSES SHARE shall be 23.831% percent.

        N. TERM shall mean the period of time commencing on the Commencement Date (as defined in Section 4 of the Lease) and ending on the date which is seven (7) years following the Commencement Date, plus the number of days remaining in the calendar month in which such date occurs unless otherwise terminated or extended pursuant to the terms of this Lease.

        For and in consideration of the covenants contained in this Lease, and upon the terms and conditions set forth in this Lease, Landlord and Tenant, intending to be legally bound, agree as follows:

        1.     Definitions. The definitions set forth in the preceding Preamble shall apply to the same capitalized terms appearing in this Lease. Additional definitions are contained in Section 45 and throughout this Lease.

        2.     Premises. Landlord hereby demises and leases the Premises to Tenant and Tenant hereby leases and takes the Premises from Landlord for the Term and upon the terms, covenants, conditions, and provisions set forth in this Lease, including the Preamble (this "Lease"). The Tenant's interest in the Premises as tenant shall include the right, in common with Landlord and other occupants of the Building, to use driveways, sidewalks, loading and parking areas, lobbies, hallways and other facilities which are located within the Property and which are designated by Landlord from time to time for the use of all of the tenants of the Building (the "Common Facilities") as well as all the Common Elements (as defined in the Declaration).

        3.     Completion of Premises. The Premises shall be completed in accordance with the Work Letter attached hereto as Exhibit D. If the Premises are not Substantially Completed (as defined in the Work Letter) and delivered to the Tenant on or before the Target Date for any reason, whether or not within Landlord's control, Landlord shall not be subject to any liability to Tenant and no such failure to deliver the Premises by the Target Date or any other date shall in any respect affect the validity or continuance of this Lease of any obligation of Tenant hereunder or extend the Term. Notwithstanding the foregoing, (i) in the event the Premises are not Substantially Completed within forty five (45) days following the Target Date for any reason other than Tenant Delay, then Tenant may terminate this Lease by notice of termination delivered to Landlord at any time after such 45th day and before the date the Premises are Substantially Completed.

        4.     Commencement Date. The Term shall commence on the date (the "Commencement Date") which is the first to occur of (a) the date the Premises are Substantially Completed or (b) the date on which the Premises are actually occupied by Tenant for the conduct of its normal business and not in connection with the installation and move-in of equipment, furniture or fixtures, with the Landlord's permission. The parties shall execute the Confirmation of Lease Term attached hereto as Exhibit H.

          b)    Tenant shall have one option to terminate the Term (the "Termination Option") with respect to the Premises leased pursuant to this Lease. Tenant's Termination Option shall permit the Tenant to terminate the Term with respect to the Premises effective on the last day of the thirty sixth (36th) month of the Term and every anniversary thereof as if such date were the last day of the Term by (i) providing Landlord at least ten (10) months prior written notice of its election and (ii) paying Landlord a sum equal to (A) one hundred and fifty percent of the product of Twenty Three Dollars ($23.00) multiplied by the number of rentable square feet of space contained within the Premises plus (B) all unamortized brokerage commissions, tenant improvement costs, and legal fees, such sum to be set forth and agreed to on the Confirmation of Lease Term. The payment required to be made by Tenant pursuant to this Subsection 4(b) shall be made at the time of Tenant's exercise of the Termination Option. In order to exercise the Termination Option, Tenant shall not be in default of its obligations under this Lease beyond any applicable notice and cure at the time of the exercise of the Termination Option or upon the effective date thereof.

        5.     Use of Premises. Tenant shall use the Premises for, and only for, the Permitted Use specified in the Preamble. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Tenant shall have access to the Premises twenty four hours per day, seven days per week, throughout the Term. Tenant shall keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises. Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators therein, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant's sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

        6.     Fixed Basic Rent. Commencing on the Commencement Date, Tenant shall pay, throughout the Term, the annual Fixed Basic Rent in the amount specified in the Preamble, without notice or demand and without setoff or deduction, in equal monthly installments equal to one-twelfth of the annual Fixed Basic Rent (specified as Monthly Installments in the Preamble), in advance, on the first day of each calendar month during the Term. If the Commencement Date falls on a day other than the first day of a calendar month, the Fixed Basic Rent shall be due and payable for such month, apportioned on a per diem basis for the period between the Commencement Date and the first day of the next first full calendar month in the Term and such apportioned sum shall be paid on the Commencement Date.

        7.     Real Estate Taxes and Operating Expenses

          a)    Definitions. The following terms shall be defined as hereinafter provided:

            (i)    "Real Estate Taxes" shall mean all taxes, liens, charges, imposts and assessments of every kind and nature, ordinary or extraordinary, foreseen or unforeseen, general or special, levied, assessed or imposed by any governmental authority with respect to the Property, as well as all fees or assessments payable on account of the Property being located in any special services district. Notwithstanding the foregoing:

              (1)   if at any time during the Term the present system of ad valorem taxation of real property shall be changed or supplemented so that in lieu of or in addition to the ad valorem tax on real property there shall be assessed on Landlord or the Property any tax of any nature which is imposed in whole or in part, in substitution for, addition to, or in lieu of any tax which would otherwise constitute a Real Estate Tax, such tax shall be included within the term "Real Estate Taxes," but only to the extent that the same would be payable if the Property were the only property of Landlord. Such tax may include, but shall not be limited to, a capital levy or other tax on the gross rents or gross receipts with respect to the Property, or a federal, state, county, municipal or other local income, franchise, profit, excise or similar tax, assessment, levy or charge measured by or based, in whole or in part, upon any such gross rents or gross receipts;

              (2)   Real Estate Taxes shall also encompass all of Landlord's expenses, including but not limited to reasonable attorney's fees and expenses, incurred by Landlord in any effort to minimize Real Estate Taxes whether by contesting proposed increases in assessments, applying for the benefit of any tax abatement program available for the Property, appealing the denial of any such tax abatement, or contesting any challenge to the validity of any tax abatement program or its applicability to the Property or by any other means or procedures appropriate in the circumstances; provided, however, that under no circumstances shall Landlord have any obligation to undertake any contest, appeal or other procedure to minimize Real Estate Taxes or to obtain or maintain the benefits of any tax abatement program for the Property; and

              (3)   except as otherwise provided in Subsection 7(a)(i)(l) above, there shall be excluded from Real Estate Taxes all net income, excess profit, excise, franchise, estate, succession and inheritance taxes, penalties due to Landlord's lateness or failure to pay taxes when due and transfer taxes imposed on Landlord.

            (ii)   "Operating Year" shall mean each calendar year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring either in whole or in part during the Term.

            (iii)  "Operating Expense Statement" shall mean a statement provided by Landlord, setting forth in reasonable detail: (a) the Operating Expenses for the Operating Year (or portion thereof if less than a full Operating Year) immediately preceding the Operating Year in which the statement is issued, reasonably detailed by major categories, (b) the Tenant's Expense Payment (defined in Subsection 7(b)) for such preceding Operating Year, prorated if only a part of the Operating Year falls within the Term, (c) the amount of payments made by Tenant on account of the Tenant's Expense Payment during such preceding Operating Year, (d) the amount of payments of the Monthly Operating Expense Estimate (defined in Subsection 7(b)(i)(l)) made to date by Tenant in the Operating Year in which the Expense Statement is issued, and (e) the Monthly Operating Expense Estimate for the Operating Year in which the Operating Expense Statement is issued.

            (iv)  "Operating Expenses" shall mean

              (1)   the expenses incurred by Landlord in connection with the operation, repair, maintenance, protection and management of the Property, including by way of example rather than of limitation, the following:

                (a)   Wages, salaries, fees and other compensation and payments, payroll taxes, contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits made to or on behalf of any and all employees of Landlord performing services rendered in connection with the operation, repair, maintenance, protection and management of the Property, including, without limitation: elevator operators; elevator starters; window cleaners; porters; janitors; maids; miscellaneous handymen; watchmen; persons engaged in patrolling and protecting the Property; carpenters; engineers; firemen; mechanics; electricians; plumbers; landscapers; insurance risk managers; building superintendent and assistants; property manager; and clerical and administrative personnel. Landlord may contract for any of the foregoing to be performed by independent contractors, in which event all sums paid to such independent contractors shall be included within Operating Expenses pursuant to Subsection 7(a)(iv)(l)(t) below.

                (b)   The cost of employee uniforms, and the cleaning, pressing and repair thereof.

                (c)   Cleaning costs for the Property, including the facade, windows and sidewalks, all costs for snow and rubbish removal and the costs of all labor, supplies, equipment and materials incidental to such cleaning.

                (d)   Premiums and other charges incurred by Landlord with respect to all insurance relating to the Property and the operation and maintenance thereof, including without limitation: all risk of physical damage or fire and extended coverage insurance; public liability insurance; elevator insurance; workmen's compensation insurance; boiler and machinery insurance; sprinkler leakage insurance; rent insurance; and health, accident and group life insurance for employees.

                (e)   The cost of heat, electricity, gas, water, sewer and all other utility services, servicing the Building generally (and not for other leaseable space within the Building) to the extent not billed directly to Tenant in accordance with Section 12(a) below.

                (f)    Costs incurred for operation, service, maintenance, inspection, repairs and alterations of the Property, including the heating, air-conditioning, ventilating, plumbing, outdoor underground heating coils, electrical and elevator systems of the Building and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

                (g)   Sales and excise taxes and the like upon any of the expenses enumerated herein.

                (h)   Management fees of the managing agent for the Building, if any.

                (i)    The cost of tools, equipment, and supplies and any replacement thereof.

                (j)    The cost of repainting or otherwise redecorating any part of the Building other than premises demised (or capable of being demised) to tenants in the Building, and the cost of displays or decorations for the lobby, balconies and other public portions of the Property.

                (k)   Intentionally Omitted.

                (l)    Intentionally Omitted.

                (m)  The cost of telephone, telecopier and courier services, postage and delivery charges, office supplies, maintenance and repair of office equipment, and similar costs.

                (n)   The cost of licenses, permits and similar fees and charges except in connection with the leasing of premises in the Building to tenants.

                (o)   Auditing and accounting fees including accounting fees incurred in connection with the preparation and certification of the Tax Statements and the Operating Expense Statements.

                (p)   All costs incurred by Landlord to comply with governmental requirements, whether federal, state or municipal; and all repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class building, including capital expenditures which under generally applied real estate accounting practice are expensed or are regarded as deferred expenses.

                (q)   All costs and expenses associated with the acquisition and installation of any energy or cost saving devices to the extent of the amount of savings realized.

                (r)   Intentionally Omitted.

                (s)   All that portion of and privilege tax which is based upon gross "receipts" with respect to the Property and not upon "net income" with respect to the Property, any income or gross receipts tax which is limited to income from real property, miscellaneous taxes (other than Real Estate Taxes) applicable to or assessed by reason of the ownership of the Property and any taxes imposed on personal property in the Building owned by Landlord and used in connection with the Property.

                (t)    Cost of independent contractors performing services, including, but not limited to, cleaning, janitorial, window-washing, rubbish removal, security, landscaping, snow and ice removal services, electrical, painting, plumbing, elevator, heating, ventilation and air conditioning maintenance and repair and all fees due such independent contractors.

                (u)   Legal fees with respect to the Property other than those incurred in the negotiation or enforcement of tenant leases.

                (v)   Capital expenditures necessitated by casualties to the extent the same are not covered by insurance.

                (w)  Any and all other expenditures of Landlord which are properly expensed in accordance with generally applied real estate accounting practices consistently applied with respect to the operation, repair, maintenance, protection and management of first-class office buildings in the locality of the Building.

                (x)   If Landlord shall purchase any item of capital equipment or make any capital expenditure as described in Subsections 7(a)(iv)(1)(f), 7(a)(iv)(1)(h), 7(a)(iv)(1)(p), or 7(a)(iv)(1)(q), or 7(a)(iv)(1)(v) above (jointly the "Capital Expenditures") then the costs for same shall be amortized on a straight line basis beginning in the year of installation and continuing for the useful life thereof with a per annum interest factor equal to the rate of Interest on the date of purchase of any item described in Subsections 7(a)(iv)(1)(f), 7(a)(iv)(1)(h), 7(a)(iv)(1)(p), or 7(a)(iv)(1)(q), or 7(a)(iv)(1)(v) above. The amount of amortization for such costs shall be included in Operating Expenses for each Operating Year to which the amortization relates. Tenant agrees that the determination by Landlord's accountants of the useful life of the subject of such Capital Expenditures shall be binding on Tenant. If Landlord shall lease such items of capital equipment, then the lease shall be included in Operating Expenses for each Operating Year in which they are incurred. Notwithstanding the foregoing, if Landlord shall effectuate savings in labor or energy related costs as a result of the installation of new devices or equipment, then Landlord may, in lieu of the above, elect to include up to the full amount of any such savings in each Operating Year (beginning with the Operating Year in which the equipment is placed in service) as an Operating Expense until Landlord has recovered thereby the cost of installation of said devices or equipment and interest thereon as above provided, even if the result of such application will result in the amortization of such costs over a period shorter than the useful life of such installation. Landlord shall notify Tenant in writing if Landlord elects to apply such savings to the cost of such equipment and shall include a statement of the amount of such savings in the Operating Expense Statement for each applicable Operating Year. Operating Expenses shall thereafter be reduced by the amount of any previous capital expenditures included therein expensed pursuant to this Subsection 7(a)(iv)(1)(x) when such amortization has been completed.

                (y)   Any expenses, costs or assessments assessed against or allocated to the Building pursuant to the terms of the Declaration or pursuant to the terms and conditions of that certain Protective Covenants Agreement dated October 18, 2000 and recorded in Montgomery County Recorded of Deeds in Deed Book 335, page 2358 et seq. in connection with the ownership, operation and maintenance of the Property.

                (z)   Real Estate Taxes.

              (2)   Operating Expenses shall be "net" and, for that purpose, shall be reduced by the amounts of any reimbursement or credit received by Landlord with respect to an item of cost that is included within Operating Expenses (other than reimbursements to Landlord by tenants of the Building pursuant either to operating expense provisions of any lease or separate contractual arrangements).

              (3)   In determining Operating Expenses for any Operating Year during which less than ninety five percent (95%) of the rentable area of the Building shall have been occupied by tenants for more than thirty (30) days during such year, the actual Operating Expenses for such year shall be increased to the amount which normally would have been incurred for such Operating Year had such occupancy of the Building been ninety five percent (95%) throughout such Operating Year, as reasonably determined by Landlord. Notwithstanding the foregoing, in no event shall Landlord receive more than one hundred percent (100%) of the Building's actual Operating Expenses as a result of the operation of this Subsection 8(a)(iii)(3).

              (4)   With respect to the second (2nd) full Operating Year during the Term and thereafter throughout the Term, Operating Expenses (exclusive of Real Estate Taxes, the cost of insurance and the cost of snow and ice removal) shall not be greater than one hundred and five percent (105%) of the Operating Expenses (exclusive of Real Estate Taxes, the cost of insurance and the cost of snow and ice removal) for the preceding Operating Year.

              (5)   Notwithstanding the provisions of Section 7(a)(iv)(1), "Operating Expenses" shall not include expenditures for any of the following:

                (a)   Any capital addition made to the Building, including the cost to prepare space for occupancy by a new tenant, except as set forth in Subsections 7(a)(iv)(1)(f), 7(a)(iv)(1)(h), 7(a)(iv)(1)(p), or 7(a)(iv)(1)(q), or 7(a)(iv)(1)(v) above.

                (b)   Repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

                (c)   Leasing commissions and advertising expenses incurred in leasing or procuring new tenants.

                (d)   Repairs or rebuilding necessitated by condemnation to the extent that Landlord has received condemnation proceeds for such repairs or rebuilding.

                (e)   Depreciation and amortization of the Building, other than as permitted pursuant to Subsection 7(a)(iv)(1)(x).

                (f)    The salaries and benefits of executive officers of Landlord, if any.

                (g)   Debt service payments on any indebtedness applicable to the Property, including any mortgage debt.

                (h)   The cost of any capital expenditure with respect to the Building or Property, including the cost to prepare space for occupancy by a new tenant, except as permitted above.

                (i)    Repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

                (j)    Leasing commissions, advertising expenses and other costs incurred in leasing or procuring new tenants.

                (k)   Repairs or rebuilding necessitated by condemnation.

                (l)    Depreciation and amortization of the building, other than (i) capital expenditures required by law as described above; and (ii) capital expenditures resulting in savings or reductions in Operating Expenses as described above.

                (m)  The salaries and benefits of employees above the level of property manager or executive officers of Landlord.

                (n)   Interest or principal on debt service.

                (o)   Legal expenses incurred in enforcing the terms of any lease.

                (p)   Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty.

                (q)   The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more tenants of the Building, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s). This category shall include the actual cost of any special electrical, heating, ventilation or air conditioning required by any tenant that exceeds normal building standards or is required during times other than normal business house, as hereinafter defined in Section 6.

                (r)   Accounting and legal fees relating to the construction, leasing, sale or any litigation relating to the Building or the Property.

                (s)   Any amount paid to an entity or individual related to Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties.

                (t)    The initial cost of tools and small equipment used in the operation and maintenance of the Building and the Lot.

                (u)   Except as permitted above, any costs of complying with any governmental laws, rules, regulations or other requirements applicable to any part of the Property or the building.

                (v)   The initial cost of any permanent landscaping.

                (w)  Any ground rent, air space rent or other rent incurred by the Property.

                (x)   The cost of any penalty or fine incurred for non-compliance with any applicable building or fire code or any other applicable law relating to the building or the Property.

                (y)   Any costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Materials, as defined herein, or asbestos containing materials from the building or the Property, including any damages or future claims asserted against Landlord in connection with the same.

                (z)   Any personal property taxes of the Landlord for equipment or items not used directly ion the operation or maintenance of the Building or Property.

                (aa) All expenditures pertaining to the administration of the Building and the Property, including payroll and payroll-related expenses associated with administrative and clerical personnel.

                (bb) Any costs or expenses for sculpture, paintings, or other works of art, including, costs incurred with respect to the purchase, ownership, leasing, repair, and/or maintenance of such works of art.

                (cc) Contributions to Operating Expense reserves.

                (dd) The cost of overtime or other expense to Landlord in performing work expressly provided in this Lease to be borne at Landlord's expense, emergencies excluded.

                (ee) All expenses directly resulting from the negligence or willful misconduct of the Landlord, its agents, servants or other employees.

                (ff)  All bad debt loss, rent loss, or reserve for bad debt or rent loss.

              (6)   "Monthly Operating Expense Estimate" shall have the meaning specified in Subsection 7(b)(i)(1) hereof.

          b)    Tenant's Expense Payment. Commencing on the Commencement Date, Tenant shall pay to Landlord as Additional Rent hereunder an amount equal to Tenant's Operating Expense Share of the total dollar excess, if any, in Operating Expenses for such Operating Year over Operating Expenses Stop ("Tenant's Expense Payment"). For any portion of an Operating Year less than a full twelve (12) month period occurring within the Term, Tenant's Expense Payment shall be prorated on a per diem basis.

            (i)    Such Additional Rent shall be paid (or credited) in the following manner:

              (1)   Beginning on the Commencement Date and continuing thereafter during each Operating Year during the Term on the first day of each month until receipt of the next Operating Expense Statement, Tenant will pay Landlord an amount set by Landlord sufficient to pay Landlord's estimate (reasonably based on the actual Operating Expenses for the preceding Operating Year and Landlord's projections of any anticipated increases or decreases thereof) of Tenant's Expense Payment for the current Operating Year (or remaining portion thereof) (the "Monthly Operating Expense Estimate"). The Monthly Operating Expense Estimate for a period less than a full calendar month shall be duly prorated.

              (2)   Following the end of each Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth the information described in Subsection 7(a)(iii) above. Within thirty (30) days following the receipt of such Operating Expense Statement (the "Expense Share Date") Tenant shall pay to Landlord: (i) the amount by which the Tenant's Expense Payment for the Operating Year (or portion thereof) covered by the Operating Expense Statement exceeds the aggregate of Monthly Operating Expense Estimates paid by Tenant with respect to such Operating Year (or portion thereof); and (ii) the amount by which the Monthly Operating Expense Estimate for the current Operating Year as shown on the Operating Expense Statement multiplied by the number of months elapsed to date in the current Operating Year (including the month in which payment is made) exceeds the aggregate amount of payments of the Monthly Operating Expense Estimate theretofore made in the Operating Year in which the Operating Expense Statement is issued. Landlord shall diligently endeavor to furnish Tenant an Operating Expense Statement not later than one hundred and fifty (150) days following the end of each Operating Year.

              (3)   On the first day of the first month following receipt by Tenant of any annual Operating Expense Statement and continuing thereafter on the first day of each succeeding month until the issuance of the next ensuing Operating Expense Statement, Tenant shall pay Landlord the amount of the Monthly Operating Expense Estimate shown on the Operating Expense Statement.

              (4)   If on any Expense Share Date Tenant's payments of the installments of the Monthly Operating Expense Estimate for the preceding year's Operating Expenses are greater than Tenant's Expense Payment for such preceding Operating Year, Landlord shall credit Tenant with any excess, which credit may be offset by Tenant against next due installments of Rent. If the Term expires prior to the Expense Share Date for the applicable Operating Year and if Tenant's payments of Monthly Operating Expense Estimate either exceed or are less than Tenant's Expense Payment, Landlord shall send the Operating Expense Statement to Tenant, and an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant shall be made within thirty (30) days. The provisions of this Subsection 7(b)(i)(4) shall remain in effect notwithstanding any termination of this Lease; provided however, that if upon termination of this Lease Tenant owes Landlord any sums under this Lease (for Rent or otherwise), Landlord shall have the right to reduce the amount of any refund due Tenant under this Section 7(b)(i)(4) against such sums owed by Tenant to Landlord.

            c)     Tenant Audit Rights. Tenant shall have the right, at its sole cost and expense, to inspect and/or audit Landlord's books and records at Landlord's place of business or such other place Landlord regularly maintains such books and records, within nine (9) months following receipt of the Operating Expense Statement with respect to Operating Expenses. Tenant shall give Landlord not less than seven (7) days prior written notice of its intention to conduct any such audit. In the event Tenant's audit or inspection discloses that Landlord has overstated the Operating Expenses in any year by five percent (5%) or more, then Landlord shall reimburse Tenant promptly upon demand for the reasonable costs incurred by Tenant in connection with the audit or inspection. In addition, with respect to any item of Operating Expenses which are overstated, Tenant shall be entitled to audit the books and records for the prior two years to determine whether such items were also overstated in such prior years.

            d)    Tenant's Personalty. Tenant shall pay all taxes imposed upon Tenant's furnishings, trade fixtures, equipment or other personal property.

        8.     Intentionally Omitted.

        9.     Late Charge. Landlord may charge a late payment charge of five percent (5%) of any installment of Fixed Basic Rent or Additional Rent that is not paid within five (5) days after notice of such delinquency. The right of Landlord to charge a late charge with respect to past due installments of Fixed Basic Rent and Additional Rent is in addition to Landlord's rights and remedies upon an event of default.

        10.   Insurance.

          a)    Tenant's Insurance.

            (i)    Tenant covenants and represents, such covenants and representations being specifically designed to induce Landlord to execute this Lease, that during the entire Term, at its sole cost and expense, Tenant shall obtain, maintain and keep in full force and effect the following insurance:

              (1)   "All Risk" property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the Commonwealth of Pennsylvania upon property of every description and kind owned by Tenant and or under Tenant's care, custody or control located in the Building, the Property or within the Premises or for which Tenant is legally liable or installed by or on behalf of Tenant, including by way of example and not by way of limitation, furniture, fixtures, fittings, installations and any other personal property (but excluding the work done by Landlord in connection with Exhibit D which is owned and will be insured by Landlord) in an amount equal to the full replacement cost thereof.

              (2)   Commercial General Liability Insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, products and completed operations liability naming Landlord and Landlord's mortgagee or trust deed holder and ground lessors (if any) as additional named insureds in limits of not less than Five Million Dollars ($5,000,000.00).

              (3)   Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to prevention or denial of access to the Premises or Building as a result of such perils.

              (4)   Workers' Compensation insurance in form and amount as required by law.

              (5)   Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance the mortgagees or ground lessors (if any) of Landlord may reasonably require from time to time if in the reasonable opinion of mortgagees or ground lessors said coverage and/or limits become less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

            (ii)   All property insurance policies shall be taken out with insurers rated A+XV (or if such ratings are not in effect, the equivalent thereof) by Best Rating Service, or any successor thereto (or if there be none, an organization having a National reputation) who are licensed to do business in the state in which the Property is located and shall be in form satisfactory from time to time to Landlord. A policy or certificate evidencing such insurance together with a paid bill shall be delivered to Landlord prior to the Commencement Date hereof. Such insurance policy or certificate will provide an undertaking by the insurers to notify Landlord and the mortgagees or ground lessors (if any) of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided a policy shall be furnished by Tenant within thirty (30) days of the Commencement Date.

            (iii)  Intentionally omitted.

            (iv)  Tenant agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to this Lease) in or upon the Premises or within the Property any article which may be prohibited by any insurance policy in force from time to time covering the Property or Premises. In the event Tenant's occupancy or conduct of business in or on the Premises or Property, whether or not Landlord has consented to the same, results in any increase in premiums for insurance carried from time to time by Landlord with respect to the Building, the Property or the Premises (or by the Association created in accordance with the Declaration with respect to the Property), Tenant shall pay such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use and occupancy a schedule issued by the organization computing the insurance rate on the Property or Premises showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Upon notice, Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Building, the Property or Premises.

            (v)   If any insurance policy carried by either party as required by this Section 10 shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises or Building or any part thereof by Tenant or any assignee or subtenant of Tenant or anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy the conditions giving rise to such cancellation or threatened cancellation or reduction in coverage on or before (i) forty-eight (48) hours after notice thereof from Landlord, or (ii) prior to such cancellation or reduction becoming effective, Tenant shall be in default and an event of default shall occur under this Lease and Landlord shall have all of the remedies available to Landlord pursuant to this Lease.

          b)    Landlord's Insurance. Landlord covenants and agrees that throughout the Term it will insure the Property, the Building and the initial improvements constructed and/or installed in the Premises by Landlord for Tenant's use and occupancy pursuant to this Lease (excluding any property with respect to which Tenant is obligated to insure pursuant to Subsection 10(a)(i)(1) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground lessor, or, if none, as would be carried by a prudent owner of a similar building in the area. In addition, Landlord shall maintain and keep in force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of Fixed Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Fixed Basic Rent and Additional Rent during, at the minimum, one lease year hereunder. Landlord may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of Landlord may require or reasonably determine available. The costs of all insurance carried by Landlord on the Building or otherwise allocated to the Building pursuant to the Declaration shall be included as an Operating Expenses pursuant to Section 8. Notwithstanding its inclusion as an Operating Expense or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord although Landlord shall use such proceeds in the repair and reconstruction of the Building, the Property and the Premises. Tenant further acknowledges that the exculpatory provisions of this Lease as set forth in Section 45 and the provisions of this Section 10 as to Tenant's insurance are designed to insure adequate coverage as to Tenant's property and business without regard to fault and avoid Landlord obtaining similar coverage for such loss for its negligence or that of its agents, servants or employees which would result in double coverage for the same perils includable as part of Operating Expenses which are payable in part by Tenant. Landlord will not carry insurance of any kind on Tenant's furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

          c)     Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, Building or Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Landlord or Tenant) for all perils covered by such policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining such coverage. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party's loss or damage is insured or, if not insured, was insurable under commercially available "all risk" property insurance policies, including additional coverages typically obtained by owners and tenants of comparable office buildings in the vicinity of the Building, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self insured in whole or in part or the amount of the releasing party's insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party.

        11.   Repairs and Maintenance.

          a)    Tenant shall, throughout the Term, and at Tenant's sole cost and expense, keep and maintain the Premises in a neat and orderly condition; and, upon expiration of the Term or earlier termination of this Lease, Tenant shall leave the Premises in good order and condition, ordinary wear and tear, damage by fire or other casualty alone excepted, and for that purpose and except as stated in this sentence, Tenant will make all necessary repairs to the Premises to deliver it in such condition. Tenant shall not permit any waste, damage or injury to the Premises. Tenant shall not use or permit the use of any portion of the Common Facilities for other than their intended use as specified by the Landlord from time to time or as specified by the Declaration.

          b)    Landlord shall, throughout the Term, make all necessary repairs to the structural elements and Building operating systems and exterior windows and doors of the Premises and other improvements located on the Property; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or knows of the need for such repair. Landlord shall keep and maintain all Common Facilities of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt and rubbish and shall keep and maintain all landscaped areas within the Property in a neat and orderly condition.

        12.   Utilities and Services.

          a)    Landlord shall provide HVAC equipment servicing the Premises in accordance with Schedule 1 to the Work Letter. Landlord shall furnish the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general offices between 8:00 a.m. and 6:00 p.m., Monday through Friday, 9:00 a.m. to 1:00 p.m. on Saturdays ("Business Hours"), of each week during the Term (Building Holidays excepted). Tenant agrees to pay monthly as Additional Rent all charges for electricity, light, heat or other utility (other than water and sewer) used by Tenant at the Premises. If a separate meter is installed, Tenant shall pay for the consumption of such utilities based upon its metered usage. If no meter is installed, Tenant shall pay its pro rata share of any utility charges covering the Premises and the other portions of the Building as equitably allocated among such areas. Tenant's electricity consumption within the Premises (including HVAC) shall be submetered (at Landlord's cost) to Tenant and shall be billed to Tenant without any mark-up by Landlord. Any air conditioning or heat required by Tenant at times other than during Business Hours shall be provided by a dedicated VAU HVAC unit and shall be controlled by Tenant and all electricity consumption associated therewith shall be separately submetered to Tenant.

          b)    In addition, Tenant agrees to pay as Additional Rent its pro rata share of all charges for electricity, light, or other utility (other than water and sewer) used generally at the Property (i.e. not leaseable areas of the Building) or allocated to the Building in accordance with the Declaration. Tenant shall pay all bills for separately metered utility usage within thirty (30) days after receipt thereof. All charges for repairs of any meters servicing the Premises shall be including in Operating Expenses. Tenant's use of electric energy in the Premises shall not at any time exceed the safe capacity of any of the electric conductors and equipment in or otherwise serving the Premises. If Tenant shall require electricity or install electrical equipment using current in excess of 110 volts or which will in any way increase the amount of electricity furnished by Landlord for general office use (including but not limited to electrical heating or refrigeration equipment or electronic data processing machines) or if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord are required during periods other than the business hours specified above, Tenant will obtain prior written approval from Landlord and will pay, as Additional Rent, for the resulting additional direct expense to Landlord, including the expense resulting from the installation of any equipment and meters, promptly upon receipt of an invoice from Landlord.

          c)     Landlord shall replace light bulbs, tubes and ballasts for Building Standard lighting fixtures as set forth in the Minimum Standard Tenant Improvements when required in the Premises. After the second anniversary of the Commencement Date, the cost of replacement light bulbs, tubes, lamps, and ballasts, plus the costs incurred by Landlord for such replacement, shall be paid by Tenant as Additional Rent in accordance with Landlord's then-current schedule of costs and assessments therefor.

          d)    Within the Common Facilities of the Building, Landlord shall furnish reasonably: (i) adequate electricity, (ii) hot and cold water, (iii) lavatory supplies, (iv) automatically operated elevator service, (v) normal and customary cleaning services (on a five-day a week basis except for Building Holidays) after Business Hours, (vi) heat and air conditioning in season, (vii) landscaping, (viii) parking lot maintenance, (ix) Common Facilities maintenance and snow and ice removal. Landlord shall provide janitorial service to the Premises in accordance with the Janitorial Specifications attached hereto as Exhibit F, five days per week except for Building Holidays, after Business Hours. The cost of the services provided by Landlord pursuant to this subsection 12(c) shall be included as part of Operating Expenses. Any additional services requested by Tenant which are not provided to all the tenants of the Building shall be paid by Tenant in accordance with invoices therefor as Additional Rent but shall not be included as part of Operating Expenses.

          e)    Landlord shall not be liable for any damages to Tenant resulting from the quality, quantity, failure, unavailability or disruption of any services beyond the reasonable control of Landlord and the same shall not constitute a termination of this Lease or an actual or constructive eviction or entitle Tenant to an abatement of rent. Landlord shall not be responsible for providing any services not specifically provided for in this Lease. Notwithstanding the foregoing, in the event an interruption in utilities or services mat renders the Premises inaccessible or unusable for the normal conduct of Tenant's business shall continue for a period in excess of two (2) business days (i.e. Monday through Friday) following notice of such interruption to Landlord, then all rent under this Lease shall be abated commencing on the third business day of such interruption and continuing until such utilities or services are again available and the Premises is again accessible and tenantable for the normal conduct of Tenant's business.

        13.   Governmental Regulations. Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board of officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Premises. Tenant shall not knowingly do or commit, or suffer to be done or committed anywhere in the Building, any act or thing contrary to any of the laws, ordinances, regulations and requirements referred to in this Section. Tenant shall give Landlord prompt written notice of any accident in the Premises and of any breakage, defect or failure in any of the systems or equipment servicing the Premises or any portion of the Premises.

          b)    Landlord shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board of officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Property and the use or manner of use of the Property.

        14.   Signs. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, Tenant shall not place, erect, maintain or paint any signs upon the Premises or the Property unless the design of such signs are approved by Landlord in writing and comply with all applicable governmental rules, regulating ordinances or other statutes. Tenant shall be permitted to place a Building Standard sign (as designated by Landlord) at the entrance to its suite and shall be listed on the Building directory in the main lobby. Tenant shall be solely responsible for all costs and expenses associated with the erection of any signs upon the Premises and shall be obligated to obtain and provide to Landlord any and all necessary permits prior to the placement or erection of such signs.

        15.   Alterations, Additions and Fixtures.

          a)    Tenant shall have the right to install in the Premises any trade fixtures; provided, however, that no such installation and no removal thereof shall be permitted which affects any structural component or operating system of the Building or Premises and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused by installation or removal.

          b)    Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises or Property without on each occasion first presenting plans and specifications to Landlord and obtaining Landlord's prior written consent, which shall not be unreasonably withheld or delayed, but may be conditioned upon compliance with reasonable requirements of Landlord as provided in this Lease. Notwithstanding the foregoing, Tenant may make nonstructural cosmetic alterations to the Premises (including replacing paint, carpet and wall coverings) without Landlord's consent so long as the cost of same does not exceed the sum of $25,000 in any one instance. If Landlord consents to any proposed alterations, improvements or additions, then Tenant at Tenant's sole cost and expense, may make the proposed alterations, improvements and additions provided that: (i) Tenant supplies any necessary permits; (ii) such alterations and improvements do not, in Landlord's judgment, impair the structural strength of the Building or any other improvements or reduce the value of the Property and are at least equal in quality to the Minimum Standard Tenant Improvements; (iii) Tenant takes or causes to be taken all steps that are otherwise required by Section 16 of this Lease and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises or the Property; (iv) Tenant uses a contractor approved by Landlord; (v) the occupants of the Building and of any adjoining real estate owned by Landlord are not annoyed or disturbed by such work; (vi) the alterations, improvements or additions shall be installed in accordance with the approved plans and specifications and completed according to a construction schedule approved by Landlord; and (vii) Tenant provides insurance of the types and coverage amounts reasonably required by Landlord. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment by Landlord unless Landlord, at the time of the approval of such alteration, additions or improvement advised Tenant that it would be required to remove same upon the expiration or earlier termination of this Lease in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Property or the Premises caused by the installation or removal. Notwithstanding anything to the contrary contained in this Lease, Landlord may withhold its approval to any proposed alterations, additions or improvements to the Premises in its absolute and sole discretion with respect to any such alteration, addition or improvement which Landlord determines involves any modification to the Building's exterior or its structural, electrical, mechanical or plumbing systems, or any components thereof.

        16.   Mechanic's Liens. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises or the Property so as to minimize the possibility of a lien attaching to the Premises or the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises or the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall cause such lien or notice of lien to be discharged of record by payment, deposit, bond or otherwise within thirty (30) days after Tenant's receipt of notice thereof, whichever is earlier, regardless of the validity of such lien or claim. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within such thirty (30) day period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses including, without limitation, reasonable attorneys' fees incurred by Landlord in connection therewith, together with interest ("Interest") at an interest rate equal to the Prime Rate published from time to time in the Money Rates column of the Wall Street Journal plus 2% (or, if lower, the highest rate then allowed under the usury laws of the Commonwealth of Pennsylvania) from the respective dates of Landlord's making such payment or incurring such cost or expense, which shall constitute Additional Rent payable under this Lease promptly upon demand therefor. Nothing in this Lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Further, notwithstanding anything to the contrary contained in this Lease, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request by Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Building or the Property or any part of any thereof, nor as giving Tenant any right, power or authority to contract or permit the performance of any work or services or the furnishing of any materials within the meaning of 49 P.S. Sections 1101-1902, as amended, or under the Contractor and Subcontractor Payment Act or any amendment thereof or otherwise for which any lien could be filed against the Premises, the Building, the Property or any part of any thereof. Throughout this Lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon the Premises, the Building or the Property or any interest therein or income therefrom on account of any mechanic's, laborer's or materialman's lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer and shall include without limitation any mechanic's notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic's lien.

        17.   Landlord's Right of Entry.

          a)    Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times, with prior notice to Tenant, for the purpose of (i) inspecting the Premises or (ii) making any necessary repairs to the Premises or to the Building and performing any work therein. During the progress of any work on the Premises or the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.

          b)    Landlord shall have the right at all reasonable times, with prior notice to Tenant, to enter and to exhibit the Premises for the purpose of inspection or showing the Premises in connection with a sale or mortgage and, during the last ten (10) months of the Term or any time following Tenant's election to exercise a Termination Option, to enter upon and to exhibit the Premises to any prospective tenant.

          c)     If the Premises are vacated or abandoned by Tenant, (i.e., Tenant has vacated the Premises and has failed to satisfy its monetary obligations under this Lease) Landlord shall be permitted to show the Premises at any time and to prepare the Premises for re-occupancy.

          d)    Landlord acknowledges and agrees that some information maintained on the Premises by Tenant may constitute Protected Health Information as such term is defined in the Standards for Privacy of Individually Identifiable Health Information under the Health Insurance Portability and Accountability Act of 1996 (the "Act"). Accordingly, the parties agree that each shall cooperate with each other so that each party may perform its respective obligations under this Lease and exercise its rights under this Lease in a manner consistent with the Act.

18.
Damage by Fire or Other Casualty.

          a)    If the Premises or Building is damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord whereupon Landlord shall, subject to the consent of Landlord's present or future mortgagee and to the conditions set forth in this Section 18, repair, rebuild or replace such damage and restore the Premises to substantially the same condition as the Premises were in immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage or destruction to the extent of the proceeds of fire and other extended coverage insurance policies. Landlord shall provide Tenant with notice of how long the repair and restoration of the Premises is anticipated to take within sixty (60) days following the date of such fire or other casualty. Notwithstanding the foregoing, if the Premises or the Building is destroyed or damaged to the extent that in the Landlord's insurance company's adjuster's judgment the Premises or the Building cannot be repaired or restored within one hundred eighty (180) days after the date of such casualty, Landlord or Tenant may terminate this Lease by written notice to Tenant. In addition to the foregoing, in the event Landlord does not complete the repair and restoration within two hundred and seventy (270) days following the date of the casualty, then Tenant may upon three (3) days written notice to Landlord terminate this Lease.

          b)    The repair, rebuilding or replacement work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control provided, however, such delays shall not extend the 270 day period set forth in section 18(a) above.

          c)     The net amount of any insurance proceeds recovered by reason of the damage or destruction of the Building (meaning the gross insurance proceeds excluding proceeds received pursuant to a rental coverage endorsement and the cost of adjusting the insurance claim and collecting the insurance proceeds) shall be applied towards the cost of restoration. Notwithstanding anything to the contrary in this Lease, if in Landlord's sole opinion the net insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant specifying a termination date no less than ten (10) days after its transmission; provided, however, that Tenant may require Landlord, except during the last two (2) years of the Term, to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord's notice of termination. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

          d)    Landlord's obligation or election to restore the Premises under this Section or to terminate this Lease shall be subject to the terms of any present or future mortgage affecting the Premises and to the mortgagee's consent if required in the mortgage and shall not, in any event, include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant other than the initial tenant improvements installed and/or constructed by Landlord as part of its initial fitout of the Premises.

          e)    If Tenant is dispossessed of the Premises due to fire or other casualty, Tenant will receive an abatement of its Fixed Basic Rent during the period Tenant is dispossessed.

        19.   Non-Abatement of Rent. Except as otherwise expressly provided in Subsection 18(e) and as to condemnation in Subsections 21(a) and (b) there shall be no abatement or reduction of the Fixed Basic Rent, Additional Rent or other sums payable under this Lease for any cause whatsoever and this Lease shall not terminate, nor shall Tenant be entitled to surrender the Premises, in the event of fire, casualty or condemnation.

        20.   Indemnification. Except to the extent that such loss, costs or damages were caused by negligence of Landlord, its employees, agents or contractors and subject to the provisions of Subsection 10(c) above, Tenant hereby agrees to indemnify, defend and hold the Landlord and its employees, agents and contractors harmless from any loss, costs and damages (including reasonable attorney's fees and costs) suffered by Landlord, its agents, employees or contractors, as a result of (i) any claim by a third party, its agents, employees or contractors arising from Tenant's use or occupancy of the Premises; (ii) an event of default under this Lease or any failure by Tenant to perform any of the terms or conditions of this Lease to be performed by it or (iii) any breach of any representations and warranties made by Tenant hereunder. Tenant shall have the right to designate counsel acceptable to Landlord, such approval not to be unreasonably withheld, to assume the defense of any such third party claim on behalf of itself and Landlord. Landlord shall not have the right to settle any claim without the consent of Tenant. This indemnity shall survive the expiration of the Term or earlier termination of this Lease.

          b)    Except to the extent that such loss, costs or damages were caused by negligence or misconduct of Tenant, its employees, agents, contractors or invitees and subject to the provisions of subsection 10(c) above, Landlord hereby agrees to indemnify, defend and hold the Tenant and its employees, agents and contractors harmless from any loss, costs and damages (including reasonable attorney's fees and costs) suffered by Tenant, its agents, employees or contractors, as a result of any claim by a third party, its agents, employees or contractors arising from Landlord's ownership and operation of the Building and the Property. Landlord shall have the right to designate counsel acceptable to Tenant, such approval not to be unreasonably withheld, to assume the defense of any such third party claim on behalf of itself and Tenant. Tenant shall not have the right to settle any claim without the consent of Landlord. This indemnity shall survive the expiration of the Term or earlier termination of this Lease.

        21.   Condemnation.

          a)    Termination. If (i) all of the Premises are covered by a condemnation; or (ii) any of the Premises is covered by a condemnation and the remaining part is insufficient for the reasonable operation therein of Tenant's business; or (iii) subject to the provisions of Subsection 21(b)(i) hereof, any of the Property is covered by a condemnation and it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property; then, in any such event, this Lease shall terminate and all obligations under this Lease shall cease (except for those specifically set forth in the Lease as surviving the expiration of the Term or earlier termination of this Lease) as of the date upon which possession is taken by the condemnor. Upon such termination the Fixed Basic Rent and all Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all such rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

          b)    Partial Condemnation.

            (i)    If there is a partial condemnation and the Lease terminates pursuant to Subsection 21(a)(iii) hereof, then Tenant may require Landlord, except during the last two (2) years of the Term, to withdraw its notice of termination by: [A] giving Landlord written notice thereof within ten (10) days from transmission of Landlord's notice to Tenant of Landlord's intention to terminate, [B] agreeing to pay the cost of restoration in excess of the condemnation proceeds reduced by those sums expended by Landlord in collecting the condemnation proceeds, and [C] giving Landlord adequate security for such payment within such ten (10) day period.

            (ii)   If there is a partial condemnation and this Lease has not been terminated pursuant to subsection (a) hereof, Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor; provided, however, that Landlord shall only be obligated to restore such damage from condemnation to the extent possible with the award damage. If the condemnation proceeds are more than adequate to cover the cost of restoration and the Landlord's expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

            (iii)  If there is a partial condemnation and this Lease has not been terminated by the date upon which the condemnor obtains possession, the obligations of Landlord and Tenant under this Lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the Term of the Fixed Basic Rent according to the value of the Premises before and after the date upon which the condemnor takes possession. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue to arbitration.

            (iv)  Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses and moving expenses, loss of business and any other claims Tenant may have; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant's leasehold interest.

        22.   Quiet Enjoyment. Tenant, upon paying the Fixed Basic Rent, Additional Rent and other charges herein required and observing and keeping all covenants, agreements and conditions of this Lease, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease, the Declaration.

        23.   Rules and Regulations. The Landlord hereby reserves the right to prescribe, from time to time, at its sole discretion, reasonable rules and regulations (herein called the "Rules and Regulations") attached hereto as Exhibit G governing the use and enjoyment of the Premises and the remainder of the Property. The Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises in accordance with the provisions of this Lease for the Permitted Use and shall not increase or modify Tenant's obligations under this Lease. In the event of a conflict between the Lease and such rules and regulations, the Lease shall control. The Tenant shall comply at all times with the Rules and Regulations and shall cause its agents, employees, invitees, visitors, and guests to do so. Landlord shall not be responsible to Tenant for non-observance or violation of any of the Rules and Regulations by any tenant of the Building provided, however, Landlord shall enforce the Rules and Regulation in an uniform and nondiscriminatory manner.

        24.   Assignment and Sublease.

          a)    In the event Tenant desires to assign this Lease or sublease all or part of the Premises to any other party, Tenant shall provide written notice of the terms and conditions of such assignment or sublease to Landlord prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Landlord shall have the option, exercisable by written notice to Tenant within ten (10) business days of Landlord's receipt of written notice from Tenant, to: (i) sublease such space from Tenant at the lower rate of (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this Lease or (b) the terms set forth in the proposed sublease, (ii) recapture (in the case of subletting) that portion of the Premises to be sublet or all of the Premises (in the case of an assignment) ("Recapture Space") so that such prospective subtenant or assignee shall then become the sole Tenant of Landlord hereunder, or (iii) recapture the Recapture Space for Landlord's own use, whereupon Tenant shall be fully released from any and all obligations hereunder with respect to the Recapture Space.

          b)    In the event that the Landlord elects not to recapture the Lease as hereinabove provided, the Tenant may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Landlord's prior written consent, on the basis of the following terms and conditions:

            (i)    The Tenant shall provide to the Landlord the following:

              (1)   The name and address of the proposed assignee or subtenant;

              (2)   All the terms and conditions of the assignment or subletting;

              (3)   The nature and character of the business of the proposed assignee or subtenant;

              (4)   Banking, financial and other credit information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the proposed assignee's or sublessee's financial responsibility; and

              (5)   In the event of a subleasing of only a portion of the Premises, plans and specifications for tenant's layout, partitioning, and electrical installations for the portion of the Premises to be subleased.

            (ii)   Tenant shall not be permitted to assign or sublet to the following:

              (1)   To a government or quasi-government agency;

              (2)   To an entity whose business character is not consistent with the other tenants in the Building;

              (3)   To a tenant or prospect with whom Landlord currently is negotiating for space in the Building and for whom Landlord has prepared a preliminary space plan and has tendered a written proposal.

            (iii)  The assignee or subtenant shall assume, by written instrument, all of the obligations of the Tenant as provided by this Lease, and a copy of such assumption agreement shall be furnished to the Landlord within ten (10) days of its execution, provided, however, any such subtenants shall only be obligated to assume Tenant's obligations arising under this Lease with respect to the portion of the Premises sublet. Any sublease shall expressly acknowledge that said subtenant's rights against Landlord shall be no greater than those of Tenant.

            (iv)  The Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term, as the same may be renewed, extended or otherwise modified.

            (v)   The Tenant and any assignee or subtenant, as applicable, shall promptly pay to Landlord one-half of the profit received from such subleasing or assignment after deducting the actual and reasonable marketing and legal expenses incurred and commissions paid (not to exceed market rate commissions for comparable transactions) by Tenant in connection with the assignment or sublease.

            (vi)  In any event, the acceptance by the Landlord of any rent from the assignee or from any of the subtenants or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee or subtenant, from any and all of the obligations to be performed by it in accordance herewith during and for the entire Term.

            (vii) Tenant shall pay to Landlord the sum of One Thousand Five Hundred Dollars ($1,500.00) to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord's actions in refusing to consent thereto.

          c)     If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of subsection a hereof shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership or joint venture, said provisions shall apply with respect to a transfer, (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant's assets (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord promptly after the effective date of any such transaction. In connection with any merger, consolidation or transfer pursuant to this Section 24(c) shall not entitle Landlord to share in any profit pursuant to Section 24(b)(v) or recapture any Recapture Space pursuant to Section 24(a).

          d)    Except as specifically set forth above, no portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder. Notwithstanding the foregoing, Tenant may, upon ten (10) days written notice to Landlord but without Landlord's prior written consent, and without Landlord having any right to terminate this Lease or share in any consideration or profit therefor, assign or transfer its entire interest in this Lease and the leasehold estate hereby created, or sublease all or a portion of the Premises, to successor corporation of Tenant, which for the purposes of this Lease shall mean either (a) any corporation or other business entity which controls, is controlled by, or under common control with, Tenant (a "related corporation"), or (b) a corporation or other business entity into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations or other business entities participating in such merger or consolidation are assumed by the corporation or other business entity surviving such merger or consolidation; provided, however, that Tenant shall have no such right to assign or transfer to a successor corporation unless Tenant shall not be in default in the performance of any of its obligations under this Lease beyond the applicable notice and cure period. For the purposes hereof "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation, or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entity, or the possession of the power, directly or indirectly, to direct or cause the direction of management and policy of a corporation or other business entity, whether through the ownership of voting securities, common directors or officers, the contractual right to manage the business affairs of such business entity, or otherwise. Notwithstanding anything to the contrary contained in this Lease any sale or transfer of Tenant's capital stock through any public exchange, or redemption or issuance of additional stock of any class, shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises.

          e)    In the event Tenant desires to assign its lease or sublet any portion of the Premises, Tenant shall cause any and all advertisements or notices of availability to be delivered to Landlord for Landlord's approval prior to releasing or publishing same.

        25.   Subordination. Concurrently with the full execution of this Lease, Landlord shall furnish to Tenant (at no charge to Tenant) a nondisturbance agreement in form reasonably satisfactory to Tenant from the holder of any mortgage or deed of trust currently encumbering the Building. If (but only if) the holder of such lien or mortgage agrees pursuant to an executed subordination, nondisturbance and attornment agreement not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure, this Lease and Tenant's rights under this Lease shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance hereafter placed upon or affecting the Property or the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this Lease to the lien of any such first mortgage or to the lien of any other mortgage, if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord, provided, however, that any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by giving notice in writing to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery. In that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee. Landlord shall deliver to Tenant an executed subordination, nondisturbance and attornment agreement ("SNDA") in a form mutually acceptable to each. If Landlord fails to deliver such SNDA within twenty (20) days following the full execution of this Lease, then Tenant shall be entitled to termination this Lease upon two (2) business days prior notice to Landlord.

        26.   Curing Defaults. If either party defaults in the performance of any of its obligations under this Lease, the other party may, without any obligation to do so and in addition to any other rights it may have in law or equity, elect to cure such default on behalf of the defaulting party after written notice as provided elsewhere in this Lease (except in the case of emergency) to the defaulting party. The defaulting party shall reimburse the other party within thirty (30) days of demand for any sums paid or costs incurred in curing such default together with Interest from the respective dates of the curing party's making the payments and incurring such costs, provided however that if Tenant cures a Landlord obligation for which Tenant was obligated to pay (as for example, the premiums for property insurance), then to the extent Tenant was obligated to make payment under this Lease, Tenant may not recover its expenditure from Landlord. Tenant shall have the right to offset amounts owed to it pursuant to this Section following the issuance of an order or ruling by an arbitrator selected by the parties pursuant to the rules of the American Arbitration Association in effect as of the date of said dispute, which order or ruling finds that Landlord was responsible for such sums and Landlord fails to pay same within fifteen (15) days of such order or ruling.

        27.   Surrender.

          a)    At the expiration of the Term or earlier termination of this Lease, Tenant shall promptly yield up the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises in a condition which is clean of garbage and debris and broom clean and in the same condition, order and repair in which they are required to be kept throughout the Term, ordinary wear and tear excepted.

          b)    If Tenant, or any person claiming through Tenant, continues to occupy the Premises after the expiration of the Term or earlier termination of this Lease or any renewal thereof without prior written consent of Landlord, the tenancy under this Lease shall become, at the option of Landlord, expressed in a written notice to Tenant and not otherwise, from month-to-month terminable by Landlord on thirty (30) days prior notice, under the same terms and conditions set forth in this Lease; (ii) the Fixed Basic Rent during such continued occupancy shall be one hundred fifty percent (150%) of the amount set forth in Section 6; and (iii) Tenant shall indemnify Landlord for any loss or damage incurred by reason of Tenant's failure to surrender the Premises within forty five (45) days following the expiration of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute an event of default under this Lease and shall be subject to all the remedies set forth in Subsection 29(b) of this Lease.

28.
Defaults-Remedies.

          a)    Defaults. It shall be a default or event of default under this Lease if any one or more of the following events occurs:

            (i)    Tenant fails to pay in full, when due and without demand, any and all installments of Fixed Basic Rent or Additional Rent or any other charges or payments due and payable under this Lease whether or not herein included as rent; provided that, on two (2) occasions in any twelve (12) month period, there shall exist no event of default unless Tenant shall have been given written notice of such failure and shall not have made the payment within three (3) business days following the giving of such notice.

            (ii)   Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition contained in this Lease; provided that, on two (2) occasions in any twelve (12) month period, there shall exist no event of default unless Tenant shall have been given written notice of such failure and shall not have made the payment within five (5) days following the giving of such notice.

          b)    Remedies. Upon the occurrence of an event of default under this Lease, Landlord shall have all of the following rights:

            (i)    If Landlord incurs a late charge in connection with any payment which Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such payment due, the full amount of such late charge incurred by Landlord. In addition, Landlord shall be entitled to Interest on any amounts which remain outstanding beyond the date such payments are due to Landlord. Nothing in this Lease shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord's imposing or accepting any such late charge(s) and/or interest; the right to collect such late charge(s) and/or interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant including, without limitation, the rights and remedies of Landlord provided herein.

            (ii)   Landlord may accelerate the whole or any part of the Fixed Basic Rent and all Additional Rent for the entire unexpired balance of the Term, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any Fixed Basic Rent or other charges, payments, costs and expenses so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance all of which sums shall be reduced to the net present value thereof as of the date of payment using a discount factor of seven percent (7%).

            (iii)  Landlord may re-enter the Premises and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and Landlord may repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting, including all costs of alterations and repairs; second, to the payment of any indebtedness other than Fixed Basic Rent, Additional Rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Fixed Basic Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of termination is given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

            (iv)  Landlord may terminate this Lease and the Term without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. If Landlord shall elect to terminate this Lease notwithstanding reentry upon the Premises by Landlord upon the occurrence of an event of default Tenant shall be and remain liable to Landlord in an amount computed as follows: (a) an amount equal to the sum of all Rent then in arrears plus (b) all costs and expenses incurred by Landlord in connection with the event of default and any reletting of the Premises, including, without limitation, (i) costs of reentry, repair and renovation, (ii) the value of all inducements granted or paid to new tenants of the Premises in connection with reletting including, without limitation, construction allowances and the value of rent-free periods, (iii) brokers' commissions and advertising expenses related to the reletting, (iv) watchman's wages and any sheriff's, marshall's, constable's or other officials' commissions, whether chargeable to Landlord or Tenant, and (v) reasonable attorneys' fees, costs and expenses; plus (c) interest accrued on the aggregate of the aforesaid sums from the date each was payable (or, with respect to sums owing under clause (b) from the date each was incurred by Landlord) until paid by Tenant (whether before or alter judgment) at the rate of Interest; against which sum Tenant shall be credited with (d) all rentals actually received by Landlord during what would have been the remainder of the Term from any replacement tenant to which the Premises are relet.

            (v)   CONFESSION OF JUDGMENT FOR POSSESSION. UPON THE OCCURRENCE OF A MONETARY DEFAULT IN AN AMOUNT EQUAL TO OR GREATER THAN THE AMOUNT OF FIXED BASIC RENT DUE FOR TWO MONTHS (AT THE THEN CURRENT RATE), THEN, UPON THREE (3) BUSINESS DAYS NOTICE TO TENANT OR UPON THE EXPIRATION OR TERMINATION OF THE TERM OF THIS LEASE,

    FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON THE OCCURRENCE OF ANY SUBSEQUENT EVENT OF DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID PREMISES FOR SUCH SUBSEQUENT DEFAULT. TENANT WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR FIXED BASIC RENT, ADDITIONAL RENT OR FOR OTHER SUMS DUE HEREUNDER OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT AND/OR OTHER SUMS DUE HEREUNDER, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT AND/OR OTHER SUMS DUE HEREUNDER OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

          c)     Waiver of Jury Trial. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT (A) THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OF OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE, AND (B) IN ANY ACTION ARISING HEREUNDER, THE LEGAL FEES OF THE PREVAILING PARTY WILL BE PAID BY THE OTHER PARTY TO THE ACTION.

          d)    Non-Waiver. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any event of default by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent event of default.

          e)    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute. Landlord shall have no duty to mitigate its damages in the event of Tenant's default under this Lease.

        29.   Condition of Premises. Tenant represents that the Property and the Premises, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface conditions thereof, and the present uses and non-uses thereof, have been examined by Tenant and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, the nature, condition or usability thereof or the use or uses to which the Premises and the Property or any part thereof may be put under present zoning ordinances or otherwise, except as to work to be performed by Landlord pursuant to Section 3 and except as to defects in such work.

        30.   Hazardous Substances.

          a)    Tenant shall not knowingly and intentionally cause or allow the generation, treatment, storage or disposal of Hazardous Substances on or near the Premises or Property. "Hazardous Substances" shall mean (i) any hazardous substance as that term is now or hereafter defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended, (ii) any hazardous waste or hazardous substance as those terms are now or hereafter defined in any local, state or Federal law, regulation or ordinance not inapplicable to the Premises and Property, or (iii) petroleum including crude oil or any fraction thereof. In the event Tenant uses any Hazardous Substances, Tenant shall dispose of such substances in accordance with all applicable Federal, state and local laws, regulations and ordinances.

          b)    Tenant agrees to indemnify, defend and hold harmless the Landlord, its employees, agents, successors, and assigns, from and against any and all damage, claim, liability, or loss, including reasonable attorneys' and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Tenant, its employees, agents, contractors, or invitees, on or near the Premises or Property. Such duty of indemnification shall include, but not be limited to damage, liability, or loss pursuant to all Federal, state and local environmental laws, rules and ordinances, strict liability and common law. Tenant shall not be responsible for and Operating Expenses shall not include any expense incurred by Landlord on account of Hazardous Substances existing at the Property as of the Commencement Date or on account of Hazardous Substances introduced onto or into the Property by persons other than Tenant and its employees, agents, contractors, and invitees.

          c)     Tenant agrees to notify Landlord immediately of any disposal of Hazardous Substances in the Premises or Property, of any discovery of Hazardous Substances in the Premises or the Property, or of any notice by a governmental authority or private party alleging or suggesting that a disposal of Hazardous Substances on or near the Premises or Property may have occurred. Furthermore, Tenant shall provide the Landlord with full and complete access to any documents or information in its possession or control relevant to the question of the generation, treatment, storage, or disposal of Hazardous Substances on or near the Premises or the Property.

          d)    Landlord represents and warrants that, to the best of its knowledge, except as disclosed in Environmental Reports (as defined below), there are no Hazardous Substances in, under or about the Building or Property, which require response, removal or remediation under any applicable law and that there exist no violations of any laws, rules or regulations applicable thereto. The term Environmental Reports shall mean the following: (i) Phase I Environmental Site Assessment of 227 Washington Street, Conshohocken, Pennsylvania prepared by Oxford Engineers & Consultants, Inc. dated August 8, 1998; (ii) Phase I Environmental Site Assessment for the Amcar Property, 225 Washington Street, Conshohocken, Pennsylvania prepared by Oxford Engineers & Consultants, Inc. dated October, 1999; (iii) Phase I Environmental Site Assessment for

  Conshohocken Industrial Park and SEPTA Parcel prepared by Oxford Engineers & Consultants, Inc. dated June, 1997; and (iv) Phase II Environmental Site Investigation of the Amcar Facility dated January 2000.

        31.   Recording. Neither this Lease nor a memorandum of this Lease shall be recorded in any public records without the written consent of Landlord.

        32.   Brokers' Commission. Tenant represents and warrants to Landlord that the Brokers (as defined in the Preamble) are the sole brokers with whom Tenant has negotiated in bringing about this Lease and Tenant agrees to indemnify and hold Landlord and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant. In no event shall Landlord's mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Tenant represents and warrants to the Landlord that no broker brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from any and all claims of any broker arising out of or in connection with the negotiations of, or entering into of, this Lease by Tenant and Landlord.

        33.   Notices. All notices, demands, requests, consents, certificates, and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

If to Tenant:
CardioNet, Inc. 510 Market Street San Diego, CA 92101 Atten: Robert Krist, Chief Financial Officer
with a copy to:
Steven A. Kaye, Esquire Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 South Broad Street Philadelphia, PA 19102
If to Landlord:
Washington Street Associates II, L.P. 700 South Henderson Road Suite 225 King of Prussia, PA 19406 Atten: General Partner
with a copy to:
Kevin W. Walsh, Esquire Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103

Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall thereafter be sent. All notices shall be effective upon receipt or rejection of receipt by the addressee.

        34.   No Option. The submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Premises. This Lease shall become effective only upon execution thereof by an authorized officer of the general partner of the Landlord on behalf of Landlord and by an authorized officer of Tenant and upon the receipt by Tenant of the fully executed SNDA referred to in Section 25 above.

        35.   Inability to Perform. If either party is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, or any cause whatsoever beyond that party's control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation.

        36.   Survival. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term whether by lapse of time or otherwise, shall not relieve Tenant from its obligations accruing prior to the expiration of the Term.

        37.   Corporate Tenants. If Tenant is a corporation, the person(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) that: Tenant is a duly formed corporation such persons are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation.

        38.   Tenant Representations and Warranties. Tenant hereby represents and warrants to Landlord (i) that Tenant's most recent financial statements delivered to Landlord in connection with the execution of this Lease are true in all material respects and no material adverse changes have occurred with respect thereto, (ii) that upon Landlord's request, Tenant will deliver to Landlord its most current financial statements which shall be prepared in accordance with generally accepted accounting principles consistently applied.

        39.   Waiver of Invalidity of Lease. Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or make any claim that the Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, without limitation, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements and each party hereby waives the right to assert any such defenses or make any claim of invalidity or unenforceability due to any of the foregoing.

        40.   Security Deposit. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with Landlord the Security Deposit. The Security Deposit shall not constitute rent for any month (unless so applied by Landlord on account of Tenant's default hereunder). Tenant shall, upon demand, restore any portion of the Security Deposit which may be lawfully applied by Landlord to cure any default by Tenant hereunder. To the extent that Landlord has not applied the Security Deposit or any portion thereof on account of a default, the Security Deposit, or such remaining portion of the Security Deposit, shall be returned to Tenant, without interest, promptly following the termination of this Lease.

        41.   Estoppel Certificate. Tenant shall from time to time, within ten (10) days after Landlord's request or that of any mortgagee of Landlord, execute, acknowledge and deliver, to Landlord a written instrument in recordable form (the "Tenant Estoppel Certificate"), certifying (i) that this Lease is in full force and effect and has not been modified, supplemented or amended (or, if there have been modifications, supplements or amendments, that it is in full force and effect as modified, supplemented or amended, and stating such modifications, supplements and amendments); (ii) the dates to which Fixed Basic Rent and Additional Rent and any other charges arising hereunder have been paid; (iii) the amount of any prepaid rents or credits due Tenant, if any; (iv) if applicable, that Tenant has accepted possession and has entered into occupancy of the Premises, and certifying the Commencement Date; (v) whether or not, to the best of the Tenant's knowledge, all conditions under the Lease to be performed by Landlord prior thereto have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying each, if any, unsatisfied condition and each, if any, default of which Tenant may have knowledge; and (vi) any other fact or condition related to the Lease or the Tenant reasonably requested. Any certification delivered pursuant to the provisions of this Section shall be intended to be relied upon by Landlord and any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein. Notwithstanding the foregoing, Tenant's failure to furnish the Tenant Estoppel Certificate within ten (10) days following Landlord's delivery of written notice to Tenant stating that Tenant failed to provide such Estoppel Certificate during the initial ten(10) day request period shall constitute an event of default under this Lease.

        42.   Rights Reserved by Landlord. Landlord waives no rights, except those that may be specifically waived herein, and explicitly retains all other rights including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

          a)    To change the name or street address of the Building;

          b)    The exclusive right to use the name of the Building for all purposes, except that Tenant may use the name on its business address and for no other purpose;

          c)     To install, affix and maintain any and all signs on the exterior and on the interior of the Building or the Property;

          d)    To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of such work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of Common Facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable;

          e)    To furnish door keys for the entry door(s) in the Premises on the Commencement Date and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of the Landlord. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises;

          f)     To designate and approve all window coverings used in the Building;

          g)     To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times, in such manner and upon such terms as Landlord shall direct in writing;

          h)    To regulate delivery of supplies and the usage of the loading docks, receiving areas and freight elevators;

          i)     To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises;

          j)     To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building or on the Property. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contract, provided that the charges therefor are reasonably consistent with market rates;

          k)    To alter the layout, design and/or use of the Building in such manner as Landlord, in its sole discretion, deems appropriate, so long as the character of the Building as a first class office building is maintained; and,

          l)     The exclusive right to use or dispose of the use of the roof of the Building.

        43.   Miscellaneous.

          a)    Entire Agreement. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

          b)    Modification. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. In addition, Tenant agrees to make such changes to this Lease as are required by any mortgagee, provided such changes do not substantially affect Tenant's rights and obligation under this Lease.

          c)     Interpretation. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

          d)    Exhibits. Each writing or plan referred to herein as being attached as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part of this Lease.

          e)    Captions and Headings. The captions and headings of sections, subsections and the table of contents herein are for convenience only and are not intended to indicate all of the subject matter in the text and they shall not be deemed to limit, construe, affect or alter the meaning of any provisions of this Lease and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

          f)     Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          g)     Joint and Several Liability. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations under this Lease shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the members of which are, by virtue of any applicable law or regulation, subject to personal liability, the liability of each such member shall be joint and several.

          h)    No Representations by Landlord. Landlord and Landlord's agents have made no representations, agreements, conditions, warranties, understandings or promises, either oral or written, other than as expressly set forth in this Lease, with respect to this Lease, the Premises, the Building, and/or the Property.

          i)     Relationship of Parties. This Lease shall not create any relationship between the parties other than that of Landlord and Tenant.

          j)     Choice of Law. The terms of this Lease shall be construed under the laws of the Commonwealth of Pennsylvania, and that exclusive jurisdiction and venue shall be in the Court of Common Pleas of the County in which the Property is located without regard to principles of choice or conflict of law; the personam jurisdiction to which each party submits.

          k)    Time is of the Essence. Time is of the essence in all provisions of this Lease.

          l)     Consent. Except where this Lease expressly states that Landlord may withhold its consent or approval in its sole discretion, whenever in this Lease it is provided in that the consent or approval of Landlord is required, such consent or approval will not be unreasonably withheld, conditioned or delayed.

        44.   Additional Definitions.

          a)    "Date of this Lease" or "date of this Lease" shall mean the date of acceptance and execution of this Lease by the Landlord, following execution and delivery thereof to Landlord by Tenant and that date shall be inserted in the space provided in the Preamble.

          b)    "Landlord" as used in this Lease includes the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after ceasing to hold title to the Property. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease, the Premises or the Property, and if Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies.

          c)     "Tenant" as used in this Lease includes the Tenant named above as well as its heirs, successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every person named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. No principal of Tenant nor any owner of the Tenant, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all of them.

          d)    "Mortgage" and "Mortgagee" as used in this Lease includes any lien or encumbrance on the Premises, the Building or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" is used herein to include the holder of any mortgage, including any ground Landlord if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

          e)    "Person" as used in this Lease includes a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

          f)     "Rent" or "rent" as used in this Lease shall mean all Fixed Basic Rent and Additional Rent and any other rent or other sums due under this Lease reserved under this Lease.

        45.   Communication Equipment. Subject to any other rights of other tenants of the Building pursuant to leases executed prior to the date hereof, Tenant shall also have the right without charge to install and use and operate satellite and/or antennae and communications equipment necessary or reasonably desirable to Tenant on the roof of the Building in an area not greater than thirty-six (36) square feet (collectively, the "Equipment"), including the right to interconnect the Equipment with Tenant's other equipment located in the Premises, in a mutually agreeable location on the roof of the Building as shown on Exhibit J which installation may penetrate the roof membrane provided Tenant complies with the terms of Landlord's roof warranty, if any. Tenant shall be solely responsible for the costs of installation, operation, and maintenance of the Equipment. Tenant will install and operate the Equipment in accordance with all federal, state and local regulations. If Tenant decides to install a microwave satellite dish and/or antennae, Landlord hereby permits Tenant to install wires, conduits and appurtenant facilities upon the Premises or Common Facilities, at Tenant's sole cost and expense. In addition, Tenant shall be responsible for obtaining any consents, permits and licenses required to install and operate the Equipment, and Landlord agrees to cooperate with Tenant to accomplish the same. Notwithstanding the foregoing and subject to Tenant's prior approval (not to be unreasonably withheld, conditioned or delayed), Landlord shall also be permitted to place Equipment on the roof of the Building for its use and for the use of others, provided such Equipment does not interfere with that of the Tenant.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

        SECTION 29(b) HEREOF SETS FORTH A WARRANT OR AUTHORITY FOR AS ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND (ON THE ADVICE OF THE SEPARATE COUNSEL OF TENANT, IF TENANT HAS USED COUNSEL IN REGARD TO ENTERING INTO THIS LEASE) UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

        IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

Landlord:
Date Signed: JUNE 3, 2003	WASHINGTON STREET ASSOCIATES II, L.P. By: Washington Street
Associates II Acquisition corporation
	By:	/s/ RICHARD HEANY
Name: RICHARD HEANY
Title: Vice President
Attest: Theresa Miller
Tenant:
Date Signed: MAY 30, 2003	CARDIONET, INC.
	By:	/s/ ROBERT J. KRIST
Name: ROBERT J. KRIST
Title: Chief Financial Officer
Attest:

RIDER A

        RENEWAL OPTION:    Tenant is hereby granted two (2) options to renew this Lease upon the following terms and conditions:

        At the time of the exercise of the option to renew and at the time of the said renewal, the Tenant shall not be in default, beyond applicable notice and cure periods, in accordance with the terms and provisions of this Lease.

        Notice of the exercise of the option shall be sent to the Landlord in writing at least six (6) months but not more than twelve (12) months before the expiration of the Term.

        The renewal terms shall be for a period of five (5) years, to commence at the expiration of the Term, and all of the terms and conditions of this Lease, other than the Fixed Basic Rent, shall apply during any such renewal term.

        The annual Fixed Basic Rent to be paid during the renewal term shall be the greater of the then escalated rate of Fixed Basic Rent or 95% of the fair rental value per square foot at the commencement of the renewal term. In determining the fair rental value, the Landlord shall notify Tenant of the fair rental value as established by Landlord. Landlord shall provide this determination promptly upon Tenant's request, even if Tenant has not then exercised an option to renew hereunder. Should Tenant dispute Landlord's determination but elect to exercise its option to renew hereunder, then the Tenant shall be free to, at the Tenant's sole cost and expense, employ the services of an appraiser familiar with office buildings located within the Suburban Philadelphia Conshohocken Office market area comparable to the Building, who shall be a member of MAI and who shall render an appraisal whereupon Landlord, at its sole cost and expense shall also appoint a similarly qualified appraiser. If the two appraiser's determinations are within ten percent (10%) (as such variance is measured from the larger number) of each other, then the fair rental value shall be the average of the two. If the two determinations are not within ten percent (10%) of each other then the two appraisers shall appoint an independent appraiser acceptable to both (failing which, either Landlord or Tenant may request the American Arbitration Association to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building) who shall render an appraisal. In such event the determination of the third appraiser shall be final and binding upon the parties. The parties shall share equally in the cost of the third appraiser. Pending resolution of the issue of fair rental value, the Tenant shall pay the Landlord as of commencement of the renewal term, the Fixed Basic Rent as established by Landlord, subject to retroactive adjustment upon final determination of this issue.

RIDER B

Tenant's Right of First Offer.

        Tenant shall have a right of first offer ("Right of Offer") to lease any additional space located on the third level of the Building which becomes available during the Term ("Additional Space") subject to the rights of any other tenants of the Building in effect as of the date hereof pursuant to leases executed prior to the date hereof. If the Additional Space has not been previously occupied by any tenant, Landlord shall be required to provide Tenant with notice of the availability of such space before offering to lease such space to any third party. In the event such Additional Space becomes available during the Term after having been occupied by another Tenant, Landlord shall provide notice ("Notice of Availability") to Tenant that such Additional Space is available and the terms upon which Landlord is willing to lease such space to Tenant and Tenant shall have ten (10) business days in order to notify Landlord that it elects to exercise its rights hereunder and expand the Premises to include the Additional Space. If Tenant elects not to expand into such Additional Space or fails to accept or reject such Additional Space within the ten (10) business day period, then Landlord may proceed to lease such space to any third party on the terms stated in the Notice of Availability, except that Landlord may lease the Additional Space at a rental rate which is ninety two and one-half percent (92.5%) of the rate stated in the Notice of Availability. Except as aforesaid, if Landlord desires to lease the Additional Space on terms different than those stated in the Notice of Availability, or if more than six (6) months have passed since Landlord delivered to Tenant the Notice of Availability without the Additional Space being leased to a third party, Landlord shall first re-offer the Additional Space to Tenant in accordance with the terms of this Rider B. If Tenant does not exercise its right to lease the Additional Space and Landlord leases the Additional Space specified in the Notice of Availability to a third-party tenant, then Tenant's right of first offer with respect to said Additional Space specified in the Notice of Availability shall lapse on that occasion but shall be effective again if the Additional Space again becomes available for leasing later in the Term. All of the terms and conditions of this Lease will apply to any Additional Space leased by Tenant, except as otherwise provided in the Landlord's Notice of Availability. If there is less than five (5) years remaining in the Term when Tenant exercises its right to lease the Additional Space, then effective upon the date on which the Additional Space is added to the original Premises, the Term of this Lease with respect to the original Premises shall automatically be extended to be coterminous with the term of the Additional Space (but not to exceed a total of five years when combined with the then-remaining Term) and the Fixed Basic Rent schedule shall be modified such that the annual Fixed Basic Rent increases applicable to the original Premises shall continue to increase by two percent (2%) per annum. In any case, if Tenant accepts the Additional Space, the Additional Space shall be added to the Premises by amendment to this Lease which shall include the amendments provided above. If there is more than five (5) years remaining on the Term when Tenant receives the Notice of Availability, Tenant shall have the right to exercise its right to Lease the Additional Space stated therein for only the balance of the Term of the Lease, notwithstanding the term stated in the Notice of Availability, with an equitable adjustment to the economic terms for such space as mutually agreed upon by Landlord and Tenant. Landlord will have no liability to Tenant if any tenant of the Additional Space wrongfully holds over. In the event such tenant wrongfully holds over, Landlord will attempt in good faith to cause such tenant to vacate the Additional Space.

[MAP]

[MAP]

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EXHIBIT B

LEGAL DESCRIPTION OF PROPERTY

        All that certain property known as Unit B as defined in that certain Declaration of Condominium of Millennium Condominium dated October 18, 2000 and recorded October 20, 2000 in the Montgomery County Recorder of Deeds at Deed Book 335 page 2384 et. seq.

B-1

EXHIBIT C

BUILDING MEASUREMENT

C-1

SPACE
MANAGEMENT
SYSTEM™

TENANT AREA CALCULATION WORKSHEET

Building Owner (Client):	Washington Street Associates #2 L.P.
Building:	Millennium Three
Tenant:	Cardio Net
Floor:	Second Floor
Space Planner:	NMC/SDI	Drawing:	SK3/03	Dated:	05/19/03
Premises Usable Area:	13,558	SF
Additional Flexible Area:	155	SF
Total Tenant Usable Area:	13,713	SF
Floor Factor Multiplier: x	1.23058
Total Tenant Rentable Area:	16,875	SF
Total Building Rentable Area:	70,811	SF
Proportion of Building:	0.23831
Requested By:	D. Wolfington/O'Neill Properties	Prepared By:	Kellie Metzger
Distribution:	D. Wolfington/O'Neill Properties	Checked By:	Ken Bowser
	J. Mascaro/O'Neill Properties	Date Issued:	5/20/2003
	J. Panaccio/O'Neill Properties	Project No.:	03369-050
	T. Miller/O'Neill Properties	Disk Label:	MHThree41TCFL02.DWG

        The above SMS Tenant Area Calculations are Prepared by Space Design Incorporated are based on the above referenced Space Plan and established formula and method as described in the master Bluebook for this building. We request that you review these calculations along with the attached tenant demising plan and notify us immediately if you do not concur. Upon the incorporation of Leasing Documentation, please return an executed copy of this form for our use in maintaining the accuracy of our record.

Client Signature	Architects: Planners Interior Designers	[graphic]
Date Lease Signed	210 West Washington Square Philadelphia, Pennsylvania 19106 9711 215 592 7070 Fax 215 592 9527 E-mail [illegible]@spacedesign.net

® 1979 Space Design Incorporated.

C-2

EXHIBIT D

WORK LETTER
ATTACHED TO AND MADE PART OF
OFFICE LEASE BETWEEN WASHINGTON STREET ASSOCIATES II, L.P., AS LANDLORD,
AND CARDIONET, INC. AS TENANT

        As material inducement to Tenant to enter into the Lease, and in consideration of the covenants herein contained, Landlord and Tenant, intending to be legally bound, agree as follows:

        1.    Lease: Defined Terms.    The Lease is hereby incorporated by reference to the extent that the provisions of this Work Letter apply thereto. Terms not otherwise defined in this Work Letter shall have the meanings given to them in the Lease. The Base Building Work and the Premises Work, as those terms are defined below, are sometimes collectively referred to herein and in the Lease as "Landlord's Work."

        2.    Base Building Work.

          (a)   Landlord shall perform, or cause to be performed, the Base Building Work (as defined in paragraph 2(c) below). Landlord will commence such work promptly and shall diligently and continuously pursue the same to completion.

          (b)   Landlord shall perform, or cause to be performed, the Base Building Work at its sole cost and expense.

          (c)   "Base Building Work" shall mean all labor, materials, and expertise necessary for the design and construction of the work as specified on Schedule 1 attached hereto which work shall be subject to substitution of materials at Landlord's discretion.

        3.    Premises Work.    In addition to performing the Base Building Work, Landlord shall provide all labor, materials, and expertise necessary for the improvement of the Premises (the "Premises Work") in accordance with the space plan and specifications prepared by Space Design, Incorporated (the "Architect") last revised May 19, 2003 (attached hereto as Schedule 3) which shall provide improvements consistent with the schedule of finishes and upgrades as set forth on Schedule 2. Following execution of this Lease, Landlord shall cause to be prepared such mechanical plans, electrical plans, fire protection plans, plumbing plans and structural plans as are required for the Premises Work (together, the "Mechanical Plans") (such architectural plans and specifications and related Mechanical Plans are together referred to as the "Premises Plans").

        4.    Schedule; Contract; Construction.

          (a)   As soon as practicable after execution of this Lease, Landlord shall enter into a construction contract with a contractor (the "Construction Contract") for the performance of Premises Work. The total cost of the Premises Work shall include the cost of the Premises Plans, permit and inspection fees relating to the Premises Work, the cost of the Construction Contract and an overhead, general conditions and administration fee equal to five percent (5%) of the Premises Work Costs (collectively, the "Premises Work Costs").

          (b)   Landlord reserves the right: (i) to make substitutions of material of equivalent grade, quality and usefulness when and if any specified material shall not be readily and reasonably available, and (ii) to make reasonable changes necessitated by conditions met in the course of construction which shall not substantially deviate from the intended results of the Premises Plans; provided in either case that Tenant's consent is first obtained, which consent shall not be unreasonably withheld and shall be given or denied promptly so as not to unreasonably delay construction. The cost of any such changes shall be borne solely by Landlord.

          (c)   Landlord shall perform, or cause to be performed, Landlord's Work in accordance with the Premises Plans such that same is Substantially Completed (as defined below) on or before the Target Date. The Premises shall be deemed substantially completed ("Substantially Completed" or "Substantially Complete") when Tenant is in receipt of a Certificate of Occupancy or Temporary Certificate of Occupancy (punchlist items excepted). The period of time for Landlord to Substantially Complete the Premises shall be extended for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes or other labor troubles; delays in Tenant's selection of materials, plans or specifications or changes thereto; Tenant Delay (as defined below); governmental restrictions and limitations; unavailability or delays in obtaining fuel, labor or materials; war or other national emergency; accidents; floods; defective materials; fire damage or other casualties; adverse weather conditions; the inability to obtain building or use and occupancy permits; or any cause similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers.

          (d)   Except as permitted by paragraph 4(b) above, changes in the Premises Work may be accomplished only by a Change Order (defined below). Tenant shall have the right to require changes in the Premises Work by making a written demand to Landlord describing the required change, but Landlord shall not perform any requested change unless a Change Order is issued with respect thereto. As used in this Work Letter, a "Change Order" shall mean a written instrument prepared by Landlord and signed by Landlord and the Tenant stating their agreement upon all of the following: (i) the change in the Premises Work; (ii) the extent of the adjustment in the Premises Work Cost; and (iii) the extent of the adjustment in the Target Date, if any. Landlord shall act reasonably and diligently in preparing a Change Order following its receipt of Tenant's demand therefor. Changes in the Premises Work Cost due to a Change Order shall be limited to (x) the actual net increase in the costs included in the definition of "Premises Work Costs," including a five percent (5%) overhead, general conditions and administration fee on the amount of such increased costs, if any, but without any further mark-up by Landlord, plus (y) if the Change Order results in an extension of the Target Date, a sum equal to the per diem Fixed Basic Rent that would have otherwise been paid by Tenant for the period by which the Commencement Date is delayed due to such Change Order, as agreed by Landlord and Tenant in such Change Order. The cost of any changes of the Premises Work including changes necessary to the Building to construct the Premises Work (other than Change Orders initiated by Tenant) shall be the sole responsibility of the Landlord.

          (e)   Three (3) business days prior to the date when Landlord anticipates the Premises Work will be Substantially Completed, Landlord and Tenant shall inspect the Building and the Premises. Landlord shall provide to Tenant notice no less than seven (7) days prior to the date it believes the Premises Work will be Substantially Completed a notice to such effect. Upon completion of the inspection, unless Tenant shall notify Landlord in writing regarding any observed deficiencies in the Premises Work that go beyond punch list items, which notice shall be delivered to Landlord, if at all, within three (3) business days next following Tenant's inspection, it shall be presumed that the Premises Work is Substantially Completed, except for punch list items. Within three (3) business days after the Premises Work is Substantially Completed, and again six (6) months following the Commencement Date, Landlord and Tenant shall inspect the Building and Premises, and Tenant shall create a punch list of minor finishing and adjustment which Landlord has not completed substantially in accordance with the Premises Plans or which needs to be repaired. Landlord agrees to complete the items set forth on the applicable punch lists within sixty (60) days of receipt of such list. Failure to include an item on the punch list will not diminish the responsibility of Landlord to complete all Premises Work in accordance with the Premises Plans. Any dispute as to whether a particular item constitutes a punchlist item shall be resolved by the reasonable determination of Landlord's Architect.

        5.    Tenant Cost.    Tenant shall be responsible for all net cost increases related to any Change Order, the costs of any Tenant's Work (as defined in paragraph 7), data and telecommunication cabling, Tenant's furniture, fixtures (not to include standard lighting) and equipment and to any expenses incidental to Tenant's relocation to or occupancy of the Premises.

        6.    Tenant Delay.    As used in this Work Letter, the term "Tenant Delay" shall mean any:

          (a)   delays resulting from a Change Order (not to exceed the amount of time agreed to pursuant to Paragraph 4(d) for the extension of the Target Date);

          (b)   delays, not caused by Landlord, in furnishing materials or procuring labor for completion of the Premises Work with respect to improvements which are not customarily provided by Landlord for office tenants in the Building; or

          (c)   delays caused by Tenant Work (as defined in paragraph 7 below) interfering with the progress of Landlord's Work.

        7.    Tenant Work.    Tenant shall have access to the Building and the Premises during normal working hours fifteen (15) days prior to the date of substantial completion for the purpose of (i) installing voice and data cabling, (ii) installing furniture, fixtures and equipment within the Premises and (iii) performing other work approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (collectively, "Tenant Work"); provided, however, that in connection with the performance of Tenant Work, Tenant shall use reasonable efforts to avoid interfering with or delaying the completion of Landlord's Work. Tenant Work shall be subject to the reasonable coordination of Landlord and Tenant's Architect.

        8.    Work Standards.

          (a)   Landlord shall cause Landlord's Work to be done in a good and workmanlike manner in conformity with the Premises Plans and all applicable federal, state and local laws, ordinances and building and zoning codes, and requirements of public authorities and insurance underwriters. Landlord shall cause Landlord's Work to be carried forward expeditiously and with adequate work forces so as to achieve Substantial Completion of the Premises on or before the Target Date (as defined in the Lease). Landlord shall secure and pay for the building permit and all other permits and fees, licenses, and inspections necessary for the proper execution and completion of the Base Building Work. Landlord shall comply with and give all notices required by all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Landlord shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of Landlord's Work. Landlord shall be responsible for the removal of all debris within and adjacent to the Premises, except debris created by Tenant's Work. Landlord shall obtain all customary warranties available from contractors and manufacturers in connection with Landlord's Work. Landlord shall enforce all warranties from contractors and manufacturers on behalf of Landlord and Tenant to the extent such warranties are not solely in favor of Tenant. Landlord, without cost to Tenant, shall promptly repair, replace, restore, or rebuild any work included in Landlord's Work that Landlord has been given notice (during the one (1) year period following the Commencement Date) contains defects in material or workmanship, or to which damage has occurred because of such defects. Notwithstanding the foregoing, Landlord shall, without cost to Tenant, promptly repair, replace, restore, or rebuild any work included in Landlord's Work that Landlord has been given notice contains latent defects in material or workmanship, or to which damage has occurred because of latent defects in material or workmanship.

          (b)   Tenant shall cause the Tenant Work to be done in a good and workmanlike manner in conformity with all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Tenant shall secure and pay for all permits and fees, licenses, and inspections necessary for the proper execution and completion of the Tenant Work. Tenant shall comply with and give all notices required by all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Tenant shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of the Tenant Work. Tenant shall procure insurance of the types and coverage amounts required pursuant to the Lease or as otherwise may be appropriate given the nature and extent of Tenant's Work. Tenant shall be responsible for the removal of all debris within and adjacent to the Premises created by Tenant's Work.

SCHEDULE 1

BASE BUILDING CORE AND SHELL SPECIFICATIONS
MILLENNIUM III

1.     GENERAL

  The project consists of a new Class A building with two office levels and a level of parking below. The core and shell, all site work, landscaping and underground utilities, will be provided for a complete development package. By definition, the shell building shall include completed vertical transportation, toilet and mechanical rooms, a public lobby and core areas.

2.     EXTERIOR SKIN

  A.
  The office building skin shall be a combination of brick veneer; precast accent panels and aluminum framed insulated glass windows.

  B.
  The building envelope shall be thermally insulated to provide external wall system components with a minimum R-value of R-11. The overall building envelope will meet the performance requirements of ASHRAE Standard 1980 "Energy Conservation in New Building Design".

  C.
  The building glass shall be shall be one inch insulated, tinted glass.

3.     ROOF

  A.
  The roof will be an EPDM roof on the flat portion and an asphalt architectural roof shingle on the sloped roof.

  B.
  The roof system components will provide a minimum R-value of R-l 2.5.

4.     INTERIOR PUBLIC AREAS / CORE SERVICES

  A.
  Main Lobby: The components are painted gypsum board ceiling, ceramic tile floor, vinyl wall covering, stone accent panels and stone baseboard.

  B.
  Upper Floor Lobbies: The components are painted gypsum board ceiling, vinyl covering on walls, carpeted floors and wood base.

  C:
  Restrooms: The components are 2' × 2' × 5/8" tegular acoustical ceiling, tile floors, tile at wet walls, vinyl wall covering at other walls with tile base. Stone counter tops and ceiling mounted aluminum toilet partitions are to be provided, as well as recessed and semi-recessed toilet accessories and full width unframed mirrors. Men and women's restrooms shall be provided on each floor in a size and configuration to serve the occupants. Fixture counts will be based on the code required minimums with upgraded capacity to accommodate the actual occupancy of the building.

  D.
  Perimeter Walls: The interior faces of exterior wall shall be metal studs with insulation installed with the vapor barrier unit. Gypsum board to be provided by Tenant at Tenant's sole cost.

  E.
  Core Area Partitions: The interior core area partitions shall be constructed from floor to underside of deck above of minimum 5/8" gypsum wallboard attached to each side of 3 5/8" wide 25 gauge metal studs located at 16" on center (similar for fire rated and/or shaft wall).

  F.
  Exterior Doors: Exterior Doors shall be medium stile aluminum and glass to match window system. Special provisions will be made to entry door systems to accommodate card access activated electronic hardware.

  G.
  Elevators: Elevators shall be provided for passenger use. The elevators shall have a 2500 lb. capacity. Door and frame finishes are to be brushed stainless steel. Cab finishes will be stainless steel with plastic laminate, ornamental metal 9' ceilings, upgraded hall and car control components and shall be ADA compliant.

5.     STRUCTURAL

  A.
  The building shall be constructed of structural steel with composite metal deck and concrete floors. The foundation systems will be appropriate to the site specific subsurface conditions.

  B.
  The floors shall be designed to accommodate a maximum 100 lb. live load.

  C.
  The floor-to-floor height of the office building shall be such to accommodate a minimum clear ceiling height of 9'-0".

6.     HEATING, VENTILATING AND AIR CONDITIONING

  HVAC Design Criteria

    A.
    The HVAC system shall be designed based on the following criteria:

    1.
    Outdoor design conditions:

          a.    Summer 93°F DB and 75°F WB

          b.    Winter 0 F DB

      2.
      Indoor design conditions:

        Office Space: 75°F DB 50% RH—Summer—Occupied at 1 person per 250 RSF

          70°F DB 35% RH—Winter—Occupied at 1 person per 250 RSF.

      3.
      Ventilation Requirements: (Per ASHRAE 62-1989). Restrooms will be provided with 1 CFM per square foot exhaust and supply by air and infiltration.

    B.
    HVAC system for typical core areas

        The HVAC system shall have approximately 16 tons of split system units for heating and cooling. System shall serve approximately 325 SF per ton and be equipped with outside air duct intakes.

7.     ELECTRICAL SYSTEMS

  A.
  The entire electrical distribution system shall comply with the National Electrical Code and any applicable local codes. The building is equipped with a minimum of 1500 KVA 2500 amp service fed by electric utility company feeds with a house panel on each floor. Dual power is provided from the utility company.

  B.
  Emergency System

      The building shall have a battery pack system or generator for life safety system; for night lights, exit lights and emergency lights.

  C.
  Fire Alarm System

    The building will be equipped with a Class A multiplexed, electrically supervised system with smoke detection in all common areas and HVAC equipment tied into audible and visual alarms. The system will comply with BOCA and ADA requirements.

8.     PLUMBING

  A.
  All work shall conform to the latest BOCA National Plumbing Code and local authorities having jurisdiction.

  B.
  Hot water heaters shall provide hot water at 100-105° F for general usage.

  C.
  All plumbing fixtures shall be vitreous china, commercial quality. Water closets and urinals shall be flush valve type, siphon jet, wall hung. Lavatories shall be integral bowl, furnished with Corian vanity tops. All lavatories trim shall meet ADA requirements.

9.     FIRE PROTECTION

  A.
  Design Criteria

      The building will be equipped with a fully automated water source fire suppression system in accordance with the following:

      1.
      NFPA 13 (1993)—Installation of Sprinkler Systems.

      2.
      BOCA Building Code.

      3.
      Local Fire Marshall.

  B.
  Automatic sprinklers shall be hydraulically designed for light, ordinary hazard in office areas, mechanical rooms and storage areas. Sprinklers shall be the following:

  1.
  Non Public Spaces: pendant sprinklers with heads turned up.

  2.
  General Public Area: chrome semi-recessed pendant sprinklers.

  C.
  Landlord shall be responsible for the complete installation to code for an unfinished, vacant space with main loop sprinkler heads turned up. Tenant shall be responsible, at its sole cost and expense, for pipe branches, heads turned down and additional heads to accommodate Tenant's floor plan.

10.   LANDSCAPING

  Landscaping includes new site landscaping treatment including shrubs, trees and extensive flowerbeds at entranceways.

11.   MISCELLANEOUS

  A.
  The entire building will be in accordance with the Americans with Disabilities Act (ADA).

  B.
  The building has fiber optic to the main d-mark room. Tenant to extend the fiber optic to their space at Tenant's cost.

SCHEDULE 2

MINIMUM STANDARD TENANT IMPROVEMENTS
235 Washington Street
Millennium II-IV
Conshohocken, PA 19428

General Requirements:

        All architectural and engineering designs shall confirm to the requirements of the ADA. All new construction and future renovations shall comply with the ADA.

        All new construction and future renovations shall be designed and built in full compliance with all local regulations, local zoning ordinances and state building codes. The contractor shall obtain and pay for all applicable permits, including building and occupancy permits.

        The information provided herein, and the manufacturers listed, are intended to provide for the minimum quality standard of construction. Substitutions will be entertained but must be approved, in writing by the landlord prior to their installation.

General Conditions:

A.    Partitions

        All partitions will be sheet rocked, taped, spackled and sanded. Wall finishes shall be included in tenant scope of work.

        1.    Type 1—Tenant Partition at Public Corridor- 1 Hour rated

          Walls to be constructed of 3 5/8" wide, 25 gauge steel studs at 16" on center with one layer of 5/8" TYPE X gypsum wallboard each side with fiberglas batt insulation full height. Wallboard finish to be fire taped and sealed. Height of partition to underside of structure above.

        2.    Type 2—Tenant Demising Partition

          Same as Type 1.

        3.    Type 3—Building Standard Interior Partition

          Walls to be constructed of 3 5/8" wide, 25-gauge steel studs at 16" on center with one layer of 5/8" gypsum wallboard each side, height to underside of acoustical tile ceiling (or match existing height). Gypsum wallboard detail at ceiling to be double row foam tape at top runner with continuous metal casing bead (USG# 200-B) having spackled finish.

        4.    Type 4—Building Standard Interior Partition—Extending Height

          Same as Type 3, except partition (studs and gypsum wallboard) shall penetrate acoustical tile ceiling, to a height of approximately six inches (6") above ceiling.

        5.    Type 5—Building Standard Perimeter Wall

          Same as Type 3, except partition (studs and gypsum wallboard) shall extend to a height of approximately six inches (6") above window frame with fiberglas batt insulation full height.

        6.    Type 6—Building Standard Column Enclosure

          Same as Type 3, except partition (studs and gypsum wallboard) shall extend to a height of approximately six inches (6") above ceiling.

B.    Suspended Acoustical Ceilings

        Shall be 24" × 24" slim line grid with 24" × 24" Tegular acoustical tiles.

  Lighting

        Three tube 2'x4' 277V fluorescent fixture with deep dish parabolic lens at an allowance of one fixture per (80) square feet of rentable area.

C.    Doors, Frames, and Hardware

        1.    General

Doors:	All doors to be solid core birch veneer with two coats stain and two coats clear, satin polyurethane or comparable paint coverage.
Frames:	All frames to be Knock Down metal door frames with 2" face width.
Hardware:	Satin chrome (or match existing) lever Schlage or comparable.
Quantities:	Interior Doors shall be calculated at one (1) per 850 RSF.

        2.    Suite Entry—1 Hour Rated

Building Standard-Single Door:
Shall be 3'-0"W × 8'-0"H × 1 3/4" solid core door
Hardware:	Satin chrome (or match existing) lever Schlage or comparable.
Building Standard-Double Door: 1 Hour Rated
Same as single door above, except with a pair 3'-0" wide doors.
Hardware:	Satin chrome (or match existing) lever Schlage or comparable.

        3.    Interior Tenant Doors—Not Rated

Building Standard-Single Door:
Shall be 3'-0"W × 8'-0"H × 1 3/4" solid core door.
Hardware:	Satin chrome (or match existing) lever Schlage or comparable.
Building Standard-Double Door:
Same as single door above, except with a pair 3'-0" wide doors.
Hardware:	Satin chrome (or match existing) lever Schlage or comparable.

D.    Painting

        1.    General

    Paint products shall be as manufactured by Sherwin Williams or equal.

        2.    Paint Finish Type A—Walls

    For application to gypsum wallboard or plaster, shall be flat finish/latex base.

    Prime Coat: Prep Rite 200

    Second and Third Coat: Pro Mar 200 flat

        3.    Paint Finish Type B—Door Frames

    For application to metal door frames, shall be Sherwin Williams or equal, semi-gloss finish/alkyd base.

    Prime Coat: All surface oil white

    Second and Third Coats: Pro Mar semi-gloss or all surface enamel oil

E.    Carpeting

        All leased office floor area shall be one color glue down, 30 oz. Cut pile or 26 oz. Level loop carpet in color as selected by the Tenant from samples provided by Landlord. 4" Vinyl Cove Base shall be installed at all vertical faces in selected color.

  Electrical

        Tenant sub-panel shall be 480/277V. Circuit breakers and panels are at tenant's sole cost and expense.

  1.
  Provide one outlet per each one hundred (100) SFRA in offices.

  2.
  Provide one outlet per 30 linear feet of corridor wall

  3.
  Provide one circuit per 2 workstations

  4.
  Provide single pole wall switches in quantity of one per building standard door opening or not to exceed (1) per 400 Rentable Square Feet.

  (i)
  Sprinkler

            See base building core and shell specifications. Additional heads necessary to satisfy code and turning heads down are a tenant improvement cost, all heads to be centered in acoustical ceiling tiles.

    (ii)
    Window Treatments

            Tenant to provide the installation of 1" aluminum, horizontal miniblinds on all exterior windows to match building standard. Miniblinds shall be by Levlor, Graber, Bali or Hunter-Douglas, color to be determined.

    (iii)
    Signage

            See base building core and shell specifications.

    (iv)
    Fire Extinguishers and Cabinets

            Tenant to provide fire extinguisher cabinets within tenant space, in quantity and location per code and local fire marshal. Cabinets shall be painted steel, as manufactured by Larson, model 2409-RI with vertical duo or approved by Landlord in writing equal. Cabinet color to be white, cabinet to contain 5# ABC fire extinguisher.

    (v)
    Fire Alarm

            Base building shall have an addressable fire alarm system capable of expansion into tenant's demised space, see base building core and shell specifications. Tenant work shall include installation of smoke detectors, voice evacuation speakers, audible and visual devices and additional pull stations as required by NFPA, ADA and local fire codes. Tenant to pay cost of connecting to the building fire alarm panel by the building fire alarm vendor.

    (vi)
    Voice and Data

            Tenant shall coordinate and pay for the installation of all telephone/data wiring required within the demised premises. Work to be performed at time convenient with landlord's work.

    (vii)
    HVAC

            See base building core and shell specifications.

    (viii)
    Alternates

            See tenant fit out plan.

EXHIBIT E

BUILDING HOLIDAYS

* NEW YEAR'S DAY *

* MEMORIAL DAY *

* INDEPENDENCE DAY *

* LABOR DAY *

* THANKSGIVING DAY *

* CHRISTMAS DAY *

E-1

EXHIBIT F

Janitorial Specifications

Tenant Spaces:

DAILY—Night time coverage Monday through Friday.

1.
Empty waste receptacles, wipe clean and wash when necessary.

2.
Bag and remove all waste from receptacles.

3.
Replace trash liners as necessary.

4.
Empty and damp wipe all ashtrays.

5.
Dust mop all composition floor surfaces.

6.
Dust ledges and other horizontal surfaces within 72" high including cabinets and telephones.

7.
Dust horizontal surfaces of desks, chairs, tables and other office furniture.

8.
Dust baseboards as necessary.

9.
Thoroughly vacuum carpeted areas moving light furniture except desks, credenzas and file cabinets.

10.
Spot clean minor carpet stains.

11.
Spot clean marks next to light switches, doors and doorframes.

12.
Clean all entrance door frames and glass.

13.
Clean, polish and sanitize all drinking fountains.

WEEKLY:

1.
Spray and buff composition floor surfaces.

2.
Dust high partition ledges and moldings above 72".

3.
Damp wipe all telephones using antiseptically treated cloths.

4.
Remove all finger marks from doors, frames, wall partitions and light switches.

MONTHLY:

1.
Dust Blinds.

2.
Polish all desktops, conference room tables, credenzas—if tops are cleared.

QUARTERLY:

1.
Vacuum upholstered furniture.

2.
Dust air diffusers and vents.

ANNUALLY:

1.
Strip and wax composition floor surfaces.

REST ROOMS:

DAILY—Night time coverage Monday through Friday.

1.
Sweep and dust mop floor surfaces.

2.
Wet mop floor surfaces with disinfectant.

3.
Dust horizontal surfaces within reach.

4.
Empty all waste and sanitary containers.

5.
Damp wipe, clean and refill all dispensers of soap, paper products and feminine products.

6.
Clean and polish all dispensers.

7.
Clean and polish mirrors, frames.

8.
Clean, disinfect and deodorize all lavatory fixtures (toilet seat on both sides).

9.
Clean and polish metal fixtures.

10.
Remove gum, tar and other foreign substances from floor surfaces.

11.
Report all mechanical deficiencies, dripping faucets, stopped up soap dispensers and toilets to building manager.

WEEKLY:

1.
Dust and wipe clean all partitions, dispensers, and receptacles, tile walls and wallpapered walls in all lavatories and restrooms.

2.
Clean and disinfect inside of waste and sanitary containers.

3.
Clean and polish chrome fixtures under wash basins.

4.
Wipe clean all shower walls, floors and doors.

MONTHLY:

1.
Full wash privacy partitions, doors, walls and tile walls and enamel surfaces.

2.
Machine scrub all restroom floors.

3.
Do all high dusting.

QUARTERLY:

1.
Dust diffusers and vents.

ELEVATORS:

DAILY—Night time coverage Monday through Friday.

1.
Vacuum all carpeted floor surfaces.

2.
Dust mop all composition floor surfaces.

3.
Wet mop all composition floor surfaces.

4.
Spot clean carpet stains.

5.
Clean and vacuum elevator door tracks.

6.
Clean and polish both sides of elevator doors.

7.
Clean vertical surfaces.

8.
Dust all horizontal surfaces.

9.
Remove gum, tar and other foreign substances from floors.

10.
Report any problems, lights out, elevator between floors, etc., to the building manager.

TWO (2) TIMES PER WEEK:

1.
Clean and polish all metal work.

2.
Clean and polish all woodwork.

WEEKLY:

1.
Scrub and refinish composition floor.

2.
Dust ceiling fans, vents, and lights.

MONTHLY:

1.
Full wash privacy partitions, doors, walls and tile walls and enamel surfaces.

2.
Machine scrub all restroom floors.

3.
Do all high dusting.

QUARTERLY:

1.
Dust diffusers and vents.

ELEVATORS:

DAILY—Night time coverage Monday through Friday.

1.
Vacuum all carpeted floor surfaces.

2.
Dust mop all composition floor surfaces.

3.
Wet mop all composition floor surfaces.

4.
Spot clean carpet stains.

5.
Clean and vacuum elevator door tracks.

6.
Clean and polish both sides of elevator doors.

7.
Clean vertical surfaces.

8.
Dust all horizontal surfaces.

9.
Remove gum, tar and other foreign substances from floors.

10.
Report any problems, lights out, elevator between floors, etc., to the building manager.

TWO (2) TIMES PER WEEK:

1.
Clean and polish all metal work.

2.
Clean and polish all woodwork.

WEEKLY:

1.
Scrub and refinish composition floor.

2.
Dust ceiling fans, vents, and lights.

MONTHLY:

1.
Shampoo carpet floors—more frequently if necessary.

STAIRWAYS:

DAILY—Night time coverage Monday through Friday.

1.
Remove all trash.

2.
Polish stairs.

3.
Spot mop spillage.

4.
Remove gum, tar, and other foreign substances from floor.

WEEKLY:

1.
Dust horizontal surfaces within reach.

2.
Wet mop stairs.

3.
Dust handrails.

4.
Spot clean floors.

5.
Sweep and damp mop stairs.

MONTHLY:

1.
Spot clean wall surfaces within reach (under 72").

2.
Scrub stairs and landings as necessary.

LOBBY ENTRANCES AND HALLWAYS:

DAILY—Night time coverage Monday through Friday.

1.
Empty all waste containers and replace liners.

2.
Spot clean exterior surfaces of waste containers.

3.
Empty and clean all ashtrays and cigarette urns.

4.
Sanitize and polish water fountains.

5.
Dust all horizontal surfaces within reach (under 72").

6.
Vacuum carpeted floor surfaces.

7.
Spot clean minor carpet stains.

8.
Remove gum, tar and other foreign substances from door.

9.
Clean all glass areas.

10.
Clean all metal surfaces.

11.
Spot clean wall surfaces within reach (under 72").

12.
Clean entrance glass, front and rear lobbies.

13.
Remove all finger marks from chrome and glass—inside and out.

14.
Dust all sills and trim.

15.
Maintain janitor closets in a neat and orderly conditions.

16.
Sweep; dust granite or aggregate floors.

17.
Damp mop all non-carpeted floors.

WEEKLY:

1.
Buff non-carpeted floors and base.

MONTHLY:

1.
Scrub and re-coat floors where necessary.

ANNUALLY:

1.
Strip and re-coat floors where necessary.

EXHIBIT G

RULES AND REGULATIONS

1.
OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Landlord shall, at Landlord's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2.
WINDOWS: Windows in the Premises shall not be covered or obstructed by Tenant. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises. In order to maintain a uniform exterior appearance, window treatments shall be kept in a down position at all times.

3.
PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Landlord.

4.
SIGNS: No sign or lettering shall be affixed by Tenant to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Landlord. However, Tenant shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Landlord's approval.

5.
FLOOR COVERING: Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6.
LOCKS: Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked.

7.
CONTRACTORS: No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Tenant, nor shall any machine of any kind be installed in the Building or the Premises without the prior written consent of the Landlord. Tenant shall not employ any persons other than Landlord's janitors for the purpose of cleaning the Premises without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

8.
PROHIBITED ON PREMISES: Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Tenant shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating

G-1

  beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Premises are prohibited and Tenant shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

9.
PLUMBING AND ELECTRIC FACILITIES: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited.

10.
MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Landlord may from time to time reasonably determine and only after advance notice to the superintendent of the Building. The persons employed by Tenant for such work must be reasonably acceptable to the Landlord. Tenant may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Tenant pays additional costs, if any, incurred by Landlord for elevator operators or security guards, and for any other expenses occasioned by such activity of Tenant. If, at least three (3) days prior to such activity, Landlord requests that Tenant deposit with Landlord, as security of Tenant's obligations to pay such additional costs, a sum of which Landlord reasonably estimates to be the amount of such additional cost, the Tenant shall deposit such sum with Landlord as security of such cost. There shall not be used in the Building or Premises, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building.

11.
SAFES AND OTHER HEAVY EQUIPMENT: The Building is designed to normal building standards for floor-loading capacity. Tenant shall not use the Premises in such ways which, in Landlord's judgment, exceed such load limits. Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

12.
ADVERTISING: Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13.
AFTER HOURS USE: Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by the Tenant. Each Tenant shall be responsible for all persons for whom such a pass is issued and shall be liable to the Landlord for the acts of such persons.

14.
PARKING: Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord.

—END—

G-2

EXHIBIT E

BUILDING HOLIDAYS

        * NEW YEAR'S DAY *

        * MEMORIAL DAY *

        * INDEPENDENCE DAY *

        * LABOR DAY *

        * THANKSGIVING DAY *

        * CHRISTMAS DAY *

E-1

EXHIBIT "B"

ADDITIONAL PREMISES
[See Attached]

EXHIBIT H

CONFIRMATION OF LEASE TERM

        THIS MEMORANDUM is made as of the            day of                        , 2003, between                        , a            , with an office at                         ("Landlord") and            , a            , with its principal place of business at                        ("Tenant"), who entered into a lease dated for reference purposes as of                        , 2003 (the "Lease"), covering certain premises located at                        . All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

        1.     The Parties to this Memorandum hereby agree that the date of                        , 2003 is the "Commencement Date" of the Term, that the date                        , 2003 is the Rent Commencement Date and the date                        is the expiration date of the Lease.

        2.     Tenant hereby confirms the following:

          (a)   That it has accepted possession of the Premises pursuant to the terms of the Lease;

          (b)   That the improvements, including the Landlord Work, required to be furnished according to the Lease by Landlord have been substantially completed except as follows:                         ;

          (c)   That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease to the extent to be performed as of the date hereof except reduced Fixed Basic Rent as per the Schedule set forth in Paragraph F of the Preamble;

          (d)   To Tenant's knowledge there is no claim for offsets or credits against rentals, and the $            Security Deposit has been paid as provided in the Lease;

          (e)   To Tenant's knowledge there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

          (f)    The total cost of tenant improvements, commissions and legal fees associated with this Lease incurred by Landlord is                        , and such sum shall be used for purposes of calculating the Lease termination fee payable pursuant to Section 4(b) of the Lease.

        3.     This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

Landlord:

Date Signed:

By:
By:
Name:
Title:
Attest:

Tenant:

Date Signed:

By:
By:
Name:
Title:
Attest:

I-1

MILLENNIUM THREE

[MAP]

EXHIBIT "C"
WORK LETTER

WASHINGTON STREET ASSOCIATES II, L.P., AS LANDLORD,
AND CARDIONET, INC., AS TENANT

        As material inducement to Tenant to enter into the Amendment, and in consideration of the covenants herein contained, Landlord and Tenant, intending to be legally bound, agree as follows:

        1.     Lease; Defined Terms. Terms not otherwise defined in this Work Letter shall have the meanings given to them in the Lease, as modified by this Amendment.

        2.     Premises Work. Landlord, at Landlord's sole cost and expense, shall provide all labor, materials, and expertise necessary for the completion of Landlord's Additional Work in accordance with the space plan and specifications numbered TF-1 which were prepared by D2 Solutions (the "Architect") and were issued on July 25, 2006 and are attached hereto as Schedule 1 (the "Premises Plans").

        3.     Schedule; Contract; Construction.

          (a)   The following persons are hereby identified as the representatives of their respective parties. To the extent necessary or required pursuant to the terms of this Work Letter, the parties shall contact the following personnel in connection with the completion of the Landlord's Additional Work hereunder:

On behalf of the Landlord: Phone: 610.337.5563 Facsimile: 610.337.5599	Drew Wolfington
On behalf of the Tenant: Phone: 610.729.7154 Facsimile:	Michael Forese

          (b)   As soon as practicable after the date Tenant executes this Amendment, Landlord shall enter into a construction contract (the "Construction Contract") with a contractor of its choice and otherwise reasonably acceptable to Tenant for the performance of Landlord's Additional Work.

          (c)   Landlord reserves the right, however: (i) to make substitutions of material of equivalent grade, quality and usefulness when and if any specified material shall not be readily and reasonably available, and (ii) to make reasonable changes necessitated by conditions met in the course of construction which first became apparent following the execution of this Amendment and which shall not substantially deviate from the intended results of the Premises Plans; provided in either case that Tenant's consent is first obtained, which consent shall not be unreasonably withheld and shall be given or denied promptly so as not to unreasonably delay construction.

          (d)   Landlord shall perform, or cause to be performed, Landlord's Work in accordance with the Premises Plans such that same is Substantially Completed on or before the Target Date. The Target Date shall be extended for additional periods of time equal to the number of days lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes or other labor troubles; delays in Tenant's selection of materials, plans or specifications or changes thereto; Tenant Delay (as defined below); governmental restrictions and limitations; unavailability or delays in obtaining fuel, labor or materials; war or other national emergency; accidents; floods; defective materials; fire damage or other casualties; adverse weather conditions; the inability to obtain building or use and occupancy permits; or any cause similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers.

          (e)   Except as permitted by paragraph 3(c) above, changes in the Landlord's Additional Work may be accomplished only by a Change Order (defined below). Tenant shall have the right to require changes in the Landlord's Additional Work by making a written demand to Landlord describing the required change, but Landlord shall not perform any requested change unless a Change Order is issued with respect thereto. As used in this Work Letter, a "Change Order" shall mean a written instrument prepared by Landlord and signed by Landlord and the Tenant stating their agreement upon all of the following: (i) the change in the Landlord's Additional Work; (ii) the extent of any additional cost associated with such change; and (iii) the extent of the adjustment in the Target Date, if any. Landlord shall act reasonably and diligently and prepare a Change Order within three (3) business days following its receipt of Tenant's demand therefore. Changes in the Premises Work Cost due to a Change Order initiated by Tenant shall be limited to (x) the actual net increase in the costs included in the definition of "Premises Work Costs," plus (y) if the Change Order results in an extension of the Target Date (only to the extent agreed as provided in subsection 3(e)(iii) above), a sum equal to the per diem Fixed Basic Rent that would have otherwise been paid by Tenant for the period by which the Target Date is delayed due to such Change Order, as agreed by Landlord and Tenant in such Change Order. The Premises Work Cost shall include, among other things, the Architect's fees.

          (f)    Landlord shall provide Tenant with written notice at least three (3) business days in advance as to the anticipated date of Substantial Completion, and upon Tenant's receipt of such three (3) business day notice, Landlord and Tenant shall inspect the Building and the Premises. For purposes of the Lease and this Work Letter, Landlord's Additional Work shall be "Substantially Complete or "Substantially Completed" upon the issuance of a temporary or permanent Certificate of Occupancy from the applicable governing authorities permitting Tenant's use of the Premises for the Permitted Use. If Landlord obtains a temporary Certificate of Occupancy, Landlord will obtain a permanent Certificate of Occupancy prior to the expiration of the temporary Certificate of Occupancy and deliver a copy of such permanent Certificate of Occupancy to Tenant. Upon completion of the inspection, unless Tenant shall notify Landlord in writing regarding any observed deficiencies in the Landlord's Additional Work that go beyond punchlist items, which notice shall be delivered to Landlord, if at all, within three (3) business days following Tenant's inspection, it shall be presumed that the Landlord's Additional Work is Substantially Completed, except for punchlist items and latent defects. Within three (3) business days after the Landlord's Additional Work is Substantially Completed, Landlord and Tenant shall inspect the Building and Premises, and Tenant shall create a punchlist of minor finishing and adjustment which Landlord has not completed substantially in accordance with the Premises Plans or which needs to be repaired. Landlord agrees to complete the items set forth on the punchlist within thirty (30) days of receipt of such list. Failure to include an item on the punchlist will not diminish the responsibility of Landlord to complete all of Landlord's Additional Work in accordance with the Premises Plans. Any dispute as to whether a particular item constitutes a punchlist item shall be resolved by the reasonable determination of the Architect.

        4.     Landlord's Additional Work Costs. Landlord shall perform the Landlord's Additional Work at its sole cost and expense, but Tenant shall be responsible for (i) all costs related to any Change Order, subject to Section 3(e) of this Work Letter and (ii) all costs of any Tenant's Work (as defined in Section 6 below) and to any expenses incidental to Tenant's occupancy of the Premises.

        5.     Tenant Delay. As used in this Work Letter, the term "Tenant Delay" shall mean any delays caused by Tenant's failure to comply with the specific time periods established in this Work Letter.

        6.     Tenant's Access to Additional Premises During Construction. On or prior to December 15, 2006, Tenant shall have access to the Additional Premises during normal working hours and such other reasonable times for the purpose of (i) installing voice and data cabling, (ii) installing furniture, fixtures and equipment within the Premises and (iii) performing other work approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (collectively, "Tenant Work"); provided, however, that in connection with the performance of Tenant Work, Tenant shall use reasonable efforts to avoid interfering with or delaying the completion of the Landlord's Additional Work. Tenant Work shall be subject to the reasonable coordination of Landlord and the Architect.

        7.     Work Standards.

          (a)   Landlord shall cause the Landlord's Additional Work to be done in a good and workmanlike manner in conformity with the Premises Plans and all applicable federal, state and local laws, ordinances and building and zoning codes, and requirements of public authorities and insurance underwriters. Landlord shall cause the Landlord's Additional Work to be carried forward expeditiously and with adequate work forces so as to achieve Substantial Completion of Landlord's Additional Work on or before the Target Date. Landlord shall comply with and give all notices required by all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Landlord shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of Landlord's Additional Work. Landlord shall be responsible for the removal of all debris within and adjacent to the Premises, except debris created by Tenant's Work. Landlord shall obtain all customary warranties available from contractors and manufacturers in connection with the Landlord's Additional Work. Landlord shall enforce all warranties from contractors and manufacturers on behalf of Landlord and Tenant to the extent such warranties are not solely in favor of Tenant.

SCHEDULE 1

PREMISES PLANS

[TO BE ATTACHED]

[MAP]

EXHIBIT D

CONFIRMATION AGREEMENT

        THIS CONFIRMATION AGREEMENT (this "Agreement") is made as of the            day of                        , 2006, between WASHINGTON STREET ASSOCIATES II, L.P. with an office at 2701 Renaissance Boulevard, Fourth Floor, King of Prussia, Pennsylvania 19406 ("Landlord") and CARDIONET, INC. with its principal place of business at Millennium III, 227 Washington Street, Conshohocken, Pennsylvania 19428 ("Tenant"), who entered into a certain lease dated May 30, 2003 and that certain Amendment to Office Space Lease dated                        , 2006 (as amended, the "Lease"), covering certain premises located on the third floor at Millennium III, Conshohocken, Pennsylvania. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

        1.     The Parties to this Agreement hereby agree that the date of                        , 200    is the "Target Date" and December 31, 2013 is the Expiration Date of the Lease.

        2.     The date on which Tenant shall commence paying Fixed Basic Rent for the Additional Premises is January 1, 2008 subject to the terms of the Lease.

        3.     This Agreement, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

[BALANCE OF PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Confirmation of Term as of the day and year first above written.

LANDLORD:
WASHINGTON STREET ASSOCIATES II, L.P.

By: Washington Street Associates II Acquisition Corporation
By:
Name: Title:

TENANT:
CARDIONET, INC.
By:
Name: Title:

EXHIBIT E

PREMISES EXCLUDED FROM TENANT'S RIGHT OF FIRST OFFER

[MAP]

AMENDMENT TO OFFICE SPACE LEASE

        This AMENDMENT TO OFFICE SPACE LEASE (this "Amendment") is made and entered into as of the 6th day of September, 2006 by and between Washington Street Associates II, L.P., a Pennsylvania limited partnership ("Landlord") and CardioNet, Inc., a California corporation ("Tenant").

BACKGROUND

        A.    Landlord and Tenant entered into that certain Office Space Lease dated May 30, 2003 (the "Lease") whereby Tenant leased approximately 16,875 rentable square feet of office space on the third (3rd) floor (the "Initial Premises") of the building known as Millennium III (the "Building") situated on that certain real property located at 227 Washington Street, Conshohocken, Pennsylvania 19428 (the "Property"). A true and correct copy of the Lease is attached hereto as Exhibit A. Any capitalized terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

        B.    The parties are desirous of amending and modifying the Lease as provided herein, for the purpose of, inter alia,Tenant leasing certain additional office space located on the third (3rd) floor of the Building, upon the terms, conditions and agreements set forth in this Amendment.

        NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

        a.    Lease of Additional Premises.    The Lease is hereby amended to provide that Landlord hereby demises unto Tenant, and Tenant hereby leases from Landlord, all that certain space containing approximately 17,784 rentable square feet of space on the third (3rd) floor (the "Additional Premises") of the Building, as shown on Exhibit "B" and made a part hereof. The term of the Lease for the Additional Premises shall commence on January 1, 2007 (the "Additional Premises Commencement Date"). It is the mutual intention of Landlord and Tenant that the Additional Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease, except as otherwise expressly provided to the contrary in this Amendment, and to that end, Landlord and Tenant hereby agree that from and after the Additional Premises Commencement Date the word "Premises", as defined in the Lease, shall mean and include both the Initial Premises and the Additional Premises, containing a total of 34,659 rentable square feet, unless the context otherwise requires.

        b.    Permitted Use for Additional Premises.    The Permitted Use for the Additional Premises shall be general office use and such other uses as permitted by the Lease.

        c.    Landlord's Additional Work.    Landlord, at its sole cost and expense, shall improve, construct and do such other work to the Initial Premises and the Additional Premises (the "Landlord's Additional Work") in accordance with the Work Letter attached hereto as Exhibit "C" and made a part hereof. Landlord shall use commercially reasonable efforts to Substantially Complete Landlord's Additional Work by December 15, 2006 (the "Target Date") and, notwithstanding the foregoing, the Additional Premises shall be delivered to Tenant on or prior to December 15, 2006 in order for Tenant to perform the Tenant Work (as defined in the Work Letter). If the Additional Premises are not Substantially Completed and delivered to the Tenant on or prior to the Target Date for any reason, whether or not within Landlord's control, Landlord shall not be subject to any liability to Tenant and no such failure to deliver the Additional Premises by the Target Date or any other date shall in any respect affect the validity or continuance of this Amendment of any obligation of Tenant hereunder or extend the Term. The Additional Premises Commencement Date and any other factual matters shall be confirmed by Landlord and Tenant by the execution of a Confirmation Agreement in the form attached hereto as Exhibit "D". If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of Tenant's receipt of such Confirmation of Lease Term, Landlord's reasonable determination of the dates and facts set forth therein shall be deemed accepted by Tenant.

        Notwithstanding anything in this Amendment to the contrary, if Landlord's Additional Work is not Substantially Complete on or before December 31, 2006, Tenant shall receive as liquidated damages (which the parties acknowledge will be substantially less than Tenant's actual damages and do not constitute a penalty) a delay in the date on which Tenant is to commence paying Fixed Basic Rent and Additional Rent for the Additional Premises of one (1) day for each one (1) day of delay from and after December 31, 2006 until the date that Landlord's Additional Work is Substantially Complete. In addition to the foregoing right to damages, if Landlord's Additional Work is not Substantially Complete on or before February 15, 2007, Tenant shall have the right, at Tenant's sole discretion, to either (x) terminate this Amendment, by written notice thereof to Landlord, whereupon this Amendment shall be cancelled, and Landlord and Tenant shall have no further obligations hereunder, or (y) perform all acts and complete Landlord's Additional Work, at Landlord's cost plus ten percent (10%) of such amount for administration, Interest on such amount expended from the date such expenses were paid or incurred by Tenant until Tenant's expenses are reimbursed or satisfied in full.

        d.    Extension of Term for Initial Premises.    The term for the Initial Premises (the "Initial Premises Term") is hereby extended for an additional Three (3) years and Two (2) months and shall expire on December 31, 2013 (the "Expiration Date").

        e.    Term for Additional Premises.    The term for the Additional Premises (the "Additional Premises Term" and together with the Initial Premises Term, the "Term") shall be Seven (7) years commencing on the Additional Premises Commencement Date and expiring on the Expiration Date.

        f.    Deletion of Section 4(b) of Lease.    Section 4(b) of the Lease is hereby deleted in its entirety.

        g.    Additional Premises Early Occupancy Incentive.    Commencing on the Additional Premises Commencement Date and expiring on December 31, 2007 (the "Additional Premises Free Rent Period"), Tenant shall have no obligation to pay Fixed Basic Rent or any Operating Expenses for the Additional Premises. Notwithstanding the foregoing, during the Additional Premises Free Rent Period, Tenant shall pay as Additional Rent all charges for electricity, light, heat or other utility (other than water and sewer) used by Tenant at the Additional Premises in accordance with the terms of Section 12(a) of the Lease.

        h.    Fixed Basic Rent for Additional Premises.    From and after the Additional Premises Commencement Date and subject to the terms of Paragraph (g) of this Amendment above, Tenant shall pay to Landlord, Fixed Basic Rent for the Additional Premises calculated and payable as follows:

Term	Rentable Square Feet	Rate Per Rentable Square Foot	Yearly Rate	Monthly Installment
Additional Premises Commencement Date through 12/31/07	17,784	$00.00	$00.00	$00.00

1/1/08 - 12/31/13	17,784	$30.50	$542,412	$45,201

        i.    Fixed Basic Rent for Initial Premises.    From the date of this Amendment through October 31, 2010, Fixed Basic Rent for the Initial Premises (16,875 rentable square feet) shall be paid by Tenant to Landlord in accordance with the terms of Paragraph F of the Preamble of the Lease. From and after October 31, 2010, Tenant shall pay to Landlord, Fixed Basic Rent for the Initial Premises calculated and payable as follows:

Term	Rentable Square Feet	Rate Per Rentable Square Foot	Yearly Rate	Monthly Installment
11/1/10 - 12/31/13	16,875	$31.00	$523,125	$43,593.75

        j.    Tenant's Operating Expenses Share.    Paragraph M of the Preamble of the Lease is hereby modified and amended such that, from and after the Additional Premises Commencement Date, Tenant's Operating Expenses Share for (1) the Initial Premises shall be 23.831 percent; (2) the Additional Premises shall be 25.115 percent and (3) the Premises shall be 48.946 percent.

        k.    Base Year.    The following new definition is hereby added to the Preamble of the Lease as Paragraph O:

          "O.    BASE YEAR shall mean the calendar year ending December 31, 2007."

        1.    Tenant's Expense Payment for Initial Premises through October 31, 2010.    With respect to Tenant's Expense Payment for the Initial Premises from the date of this Amendment through October 31, 2010, Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to Tenant's Operating Expense Share for the Initial Premises (23.831%) of the total dollar increase, if any, in Operating Expenses for such Operating Year over the Operating Expenses Stop.

        m.    Tenant's Expense Payment for Additional Premises through October 31, 2010.    With respect to Tenant's Expense Payment for the Additional Premises from the date of this Amendment through October 31, 2010, Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to Tenant's Operating Expense Share for the Additional Premises (25.115%) of the total dollar increase, if any, in Operating Expenses for such Operating Year over Operating Expenses for the Base Year. For any portion of an Operating Year less than twelve (12) full months, Tenant's Expense Payment shall be prorated on a per diem basis. Operating Expenses (exclusive of Real Estate Taxes and the cost of snow and ice removal) shall not be greater than one hundred and five percent (105%) of the Operating Expenses (exclusive of Real Estate Taxes and the cost of snow and ice removal) for the preceding Operating Year.

        n.    Tenant's Expense Payment for the Premises after November 1, 2010.    With respect to Tenant's Expense Payment for the Premises from and after November 31, 2010 through the Expiration Date, Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to Tenant's Operating Expense Share for the Premises (48.946%) of the total dollar increase, if any, in Operating Expenses for such Operating Year over Operating Expenses for the Base Year. For any portion of an Operating Year less than twelve (12) full months, Tenant's Expense Payment shall be prorated on a per diem basis. Operating Expenses (exclusive of Real Estate Taxes and the cost of snow and ice removal) shall not be greater than one hundred and five percent (105%) of the Operating Expenses (exclusive of Real Estate Taxes and the cost of snow and ice removal) for the preceding Operating Year.

        o.    Parking.    The following language is hereby added at the end of Section 2 of the Lease:

    "Tenant's use of the Premises shall include the right to use 124 unreserved parking spaces in the parking areas within the Project, free of charge (except to the extent Operating Expenses include costs associated with the parking areas on the Property) throughout the Term of the Lease and any extensions thereto."

        p.    Renewal Option.    The terms of Rider A to the Lease shall apply to the Premises as expanded in accordance with the terms of this Amendment.

        q.    Right of First Offer.    The words "third level" in the first sentence of Rider B to the Lease are hereby deleted and the words "second level" are hereby substituted in lieu thereof. Notwithstanding the foregoing, Tenant's Right of Offer shall not apply to the 2,494 square feet of office space described on Exhibit E attached hereto which space the Landlord will be leasing to another tenant. Within thirty (30) days of the date of this Amendment, Landlord shall provide Tenant with a list of existing tenants' contractual rights with respect to rentable space on the second level of the Building.

        r.    Communication Equipment.    The following sentence is hereby added at the end of Section 45 of the Lease: "In no event shall Tenant be entitled to profit from the Equipment installed on the roof of the Building in accordance with the terms of Section 45 of the Lease, except in the ordinary course of Tenant's standard business."

        s.    Signage.    Tenant shall have the right, at Tenant's sole cost and expense, to install exterior façade signage on the Building which is reasonably acceptable to Landlord to the extent such exterior façade signage has not already been maximized by existing signage and otherwise in accordance with all applicable laws.

        t.    Limited Liability.    Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing or with respect to obligations that arise from events or actions occurring while Landlord is in ownership of the Building, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. In addition to the foregoing, no recourse shall be had for an obligation of Landlord or Tenant hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, agent or employee of Landlord or Tenant, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Landlord and Tenant with respect to the above-named individuals and entities.

        u.    Brokerage Commission.    Except for Binswagner of Pennsylvania, Inc. ("Binswagner") representing Landlord and CB Richard Ellis representing Tenant, Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal, with any real estate broker or sales representative in connection with this proposed transaction. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers, and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney's fees and disbursements) which may occur as result of a breach of this representation. Landlord agrees to pay CB Richard Ellis its brokerage commission pursuant to an agreement between Landlord and CB Richard Ellis dated December 15, 2005 and Landlord agrees to pay and Binswagner its brokerage commissions pursuant to another separate written agreement.

        v.    Binding Effect.    This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns.

        w.    Counterparts.    This Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Amendment.

        x.    Further Assurance Actions.    Each party agrees that is will take all necessary actions requested by the other party to effectuate the purposes of this Amendment.

        y.    Entire Agreement.    The Lease, as amended by this Amendment, contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matter pertaining to the Premises, supersedes any previous agreements and understanding between the parties with respect to those matters, and cannot be changed or terminated orally.

        z.    Governing Law.    This Amendment shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania.

        aa.    Headings.    The section headings of this Amendment are for reference purposes only and are to be given no effect in the construction or interpretation of this Amendment.

        bb.    Severability.    Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

        cc.    Parties in Interest; No Third-Party Beneficiaries.    Neither the Lease, this Amendment nor any other agreement, document or instrument to be delivered pursuant to this Amendment shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

        dd.    Authority.    Landlord and Tenant each represent and warrant to the other party: (a) the execution, delivery and performance of this Amendment have been duly approved by such party and no further corporate action is required on the part of such party to execute, deliver and perform this Amendment; (b) the person(s) executing this Amendment on behalf of such party have all requisite authority to execute and deliver this Amendment; and (c) this Amendment, as executed and delivered by such person(s), is valid, legal and binding on such party, and is enforceable against such party in accordance with its terms. Notwithstanding the foregoing, no persons executing this Amendment on behalf of the Tenant shall have any personal liability for such execution.

        ee.    Ratification.    Except as modified and amended by the terms of this Amendment, all of the terms, covenants, representations, warranties, waivers and agreements set forth in the Lease remain in full force and effect and are incorporated herein. Without limiting the generality of the forgoing, Tenant confirms, ratifies, approves and remakes the confession of judgment provision of the Lease set forth at Section 28(b)(v) and the waiver of jury trial set forth in Section 28(c), and specifically acknowledges that the same apply to this Amendment and the Lease and are incorporated herein by this reference.

[BALANCE OF PAGE IS INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:
WITNESS:	WASHINGTON STREET ASSOCIATES II, L. P.
/s/ ILLEGIBLE	By:	Washington Street Associates II Acquisition Corporation, its general partner
	By:	/s/ RICHARD HEANY Name: Richard Heany Title: President
ATTEST:	TENANT:
/s/ JASON O'DONNELL Jason O'Donnell	CARDIONET, INC.
	By:	/s/ MICHAEL FORESE Name: Michael Forese Title: V.P. FINANCE & ADM.

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  Exhibit 10.14
TABLE OF CONTENTS
PREAMBLE BASIC LEASE PROVISIONS AND DEFINITIONS
RIDER A
RIDER B Tenant's Right of First Offer.
EXHIBIT B LEGAL DESCRIPTION OF PROPERTY
EXHIBIT C BUILDING MEASUREMENT
EXHIBIT E BUILDING HOLIDAYS
EXHIBIT F Janitorial Specifications
EXHIBIT G RULES AND REGULATIONS
EXHIBIT E BUILDING HOLIDAYS
EXHIBIT "B"
ADDITIONAL PREMISES [See Attached]
EXHIBIT H CONFIRMATION OF LEASE TERM
SCHEDULE 1 PREMISES PLANS
EXHIBIT D CONFIRMATION AGREEMENT
EXHIBIT E PREMISES EXCLUDED FROM TENANT'S RIGHT OF FIRST OFFER